 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
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Associated Capital Group, Inc.
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ASSOCIATED CAPITAL GROUP, INC.
One Corporate Center
 Rye, New York 10580
________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 3, 2016
________________
On November 30, 2015, Associated Capital Group, Inc. (the “Company”) became an independent public company.  We are pleased to invite you to attend our first Annual Meeting of Shareholders to be held at the Indian Harbor Yacht Club, 710 Steamboat Road, Greenwich, CT 06830, on Tuesday, May 3, 2016, at 1:00 p.m., local time.  At the meeting, we will ask shareholders:
1.	To elect six directors to the Board of Directors to serve until the 2017 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;
3.
To ratify an amendment to the Company’s 2015 Stock Award and Incentive Plan to increase the number of shares of Class A Common Stock authorized and reserved for issuance thereunder to 2,000,000 shares;

4.	To hold an advisory vote on the named executive officer compensation;
5.	To hold an advisory vote on the frequency of the advisory vote on the named executive officer compensation; and
6.	To vote on any other business that properly comes before the meeting.
At the meeting, we will also review our 2015 financial results and outlook for the future and will answer your questions.
Shareholders of record at the close of business on March 24, 2016 are entitled to vote at the meeting or any adjournments or postponements thereof.  Please read the attached proxy statement carefully and vote your shares promptly whether or not you are able to attend the meeting.
We encourage all shareholders to attend the meeting.
By Order of the Board of Directors
KEVIN HANDWERKER
 Secretary

_____, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 3, 2016.
This Notice, the Proxy Statement, and the 2015 Annual Report of Shareholders on Form 10-K are available free of charge on the following website: http://www.associated-capital-group.com/ir/Corporate-Governance.aspx

TABLE OF CONTENTS
PROPOSAL 1 ELECTION OF DIRECTORS	4
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	7
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2015 STOCK AWARD AND INCENTIVE PLAN	7
PROPOSAL 4 ADVISORY VOTE ON THE NAMED EXECUTIVE OFFICER COMPENSATION	9
PROPOSAL 5 ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE
NAMED EXECUTIVE OFFICER COMPENSATION	9
CORPORATE GOVERNANCE	10
INFORMATION REGARDING NAMED EXECUTIVE OFFICERS	15
COMPENSATION OF EXECUTIVE OFFICERS	17
Summary Compensation Table for 2015	17
CERTAIN OWNERSHIP OF OUR STOCK	22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
REPORT OF THE AUDIT COMMITTEE	29
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING	31
OTHER MATTERS	31

ASSOCIATED CAPITAL GROUP, INC.
One Corporate Center
 Rye, New York 10580
________________
PROXY STATEMENT
________________
ANNUAL MEETING OF SHAREHOLDERS
________________
May 3, 2016
________________
INTRODUCTION; PROXY VOTING INFORMATION
Unless we have indicated otherwise, or the context otherwise requires, references in this proxy statement to “Associated Capital Group, Inc.,” “Associated Capital,” “the Company,” “AC,” “we,” “us” and “our” or similar terms are to Associated Capital Group, Inc., a Delaware corporation, its predecessors and its subsidiaries.
We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by the Board of Directors of Associated Capital (the “Board”) for use at our 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) to be held at Indian Harbor Yacht Club, 710 Steamboat Road, Greenwich, CT 06830, on Tuesday, May 3, 2016, at 1:00 p.m., local time, and at any adjournments or postponements thereof. The purpose of the 2016 Annual Meeting is to elect directors, to ratify the appointment of the Company’s independent registered public accounting firm, to ratify an amendment to the Company’s 2015 Stock Award and Incentive Plan to increase the number of shares of Class A Common Stock authorized and reserved for issuance thereunder to 2,000,000 shares, to hold an advisory vote on the named executive officer compensation, to hold an advisory vote on the frequency of the advisory vote on the named executive officer compensation, and to act upon any other matters properly brought to the 2016 Annual Meeting. We are sending you this proxy statement, the proxy card, and our annual report on Form 10-K containing our financial statements and other financial information for the year ended December 31, 2015 (the “2015 Annual Report”) on or about April 22, 2016.  The 2015 Annual Report, however, is not part of the proxy solicitation materials.
Shareholders of record at the close of business on March 24, 2016, the record date for the 2016 Annual Meeting, are entitled to notice of and to vote at the 2016 Annual Meeting. On this record date, we had outstanding _____________ shares of Class A Common Stock, par value $.001 per share (“Class A Stock”), and ___________ shares of Class B Common Stock, par value $.001 per share (“Class B Stock”).
The presence, in person or by proxy, of a majority of the aggregate voting power of the shares of Class A Stock and Class B Stock outstanding on March 24, 2016 shall constitute a quorum for the transaction of business at the 2016 Annual Meeting. The Class A Stock and Class B Stock vote together as a single class on all matters. Each share of Class A Stock is entitled to one vote per share, and each share of Class B Stock is entitled to ten votes per share. Directors who receive a plurality of the votes cast at the 2016 Annual Meeting by the holders of Class A Stock and Class B Stock outstanding on March 24, 2016, voting together as a single class, will be elected to serve until the 2017 annual meeting of shareholders (“2017 Annual Meeting”) or until their successors are duly elected and qualified. Any other matters will be determined by a majority of the votes cast at the 2016 Annual Meeting.
Under the New York Stock Exchange rules, the proposal to approve the appointment of independent auditors is considered a ‘‘discretionary’’ item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the ratification of an amendment to the Company’s 2015 Stock Award and Incentive Plan, the advisory vote on the named executive officer compensation and the advisory vote on the frequency of the advisory vote on the named executive officer compensation are ‘‘non-discretionary’’ items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called ‘‘broker non-votes’’ will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval. Accordingly, broker non-votes will have no effect on the outcome of the vote for the election of directors, the ratification of an amendment to the Company’s 2015 Stock Award and Incentive Plan, the advisory vote on the named executive officer compensation, or the advisory vote on the frequency of the advisory vote on the named executive officer compensation. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the same effect as voting against the remaining proposals.

We will pay for the costs of soliciting proxies and preparing the 2016 Annual Meeting materials. We ask securities brokers, custodians, nominees and fiduciaries to forward meeting materials to our beneficial shareholders as of the record date and we will reimburse them for the reasonable out-of-pocket expenses they incur. Our directors, officers and staff members may solicit proxies personally or by telephone, facsimile, e-mail or other =means but will not receive additional compensation for doing so.
If you are the beneficial owner, but not the record holder, of shares of our Class A Stock, your broker, custodian or other nominee may only deliver one copy of this proxy statement and our 2015 Annual Report to multiple shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2015 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this proxy statement and 2015 Annual Report, now or in the future, or who wishes to receive directions to the 2016 Annual Meeting, should submit this request by writing to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, NY 10580-1422 or by calling our Secretary at (914) 921-5000. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, custodian or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
All shareholders and properly appointed proxy holders may attend the 2016 Annual Meeting. Shareholders who plan to attend must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date for the 2016 Annual Meeting or a legal proxy from your broker or nominee. A legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the 2016 Annual Meeting. Shareholders of record will be verified against an official list available at the 2016 Annual Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date for the 2016 Annual Meeting.
The Board has selected each of Patrick Dennis and Kevin Handwerker to act as proxies. When you sign and return your proxy card, you appoint each of Messrs. Dennis and Handwerker as your representatives at the 2016 Annual Meeting. Unless otherwise indicated on the proxy, all properly executed proxies received in time to be tabulated for the 2016 Annual Meeting will be voted “FOR” the election of the nominees named below, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, “FOR” the ratification of an amendment to the Company’s 2015 Stock Award and Incentive Plan to increase the number of shares of Class A Common Stock authorized and reserved for issuance thereunder to 2,000,000 shares, “FOR” the advisory vote on the named executive officer compensation, for a “TWO YEAR” period with respect to the advisory vote on the frequency of the advisory vote on the named executive officer compensation and as the proxyholders may determine in their discretion with regard to any other matter properly brought before the meeting. You may revoke your proxy at any time before the 2016 Annual Meeting by delivering a letter of revocation to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, NY 10580-1422, by properly submitting another proxy bearing a later date or by voting in person at the 2016 Annual Meeting. The last proxy you properly submit is the one that will be counted.
AVAILABILITY OF ANNUAL REPORT AND PROXY MATERIALS ON THE INTERNET
Associated Capital  makes available free of charge through its website, at www.associated-capital-group.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and amendments to such reports, as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission (“SEC”). Copies of certain of these documents may also be accessed electronically by means of the SEC’s home page at www.sec.gov.  Associated Capital also makes available on its website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx the charters for the Audit Committee, Compensation Committee, Governance Committee and Nominating Committee, as well as its Code of Business Conduct and Corporate Governance Guidelines. Print copies of these documents are available upon written request to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, New York 10580-1422.

EMERGING GROWTH COMPANY
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement certain of the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted, although we have voluntarily elected to conduct such votes at the 2016 Annual Meeting.We will cease to be an emerging growth company, and, therefore, become ineligible to rely on the above exemptions, if we (a) have more than $1 billion in annual revenue in a fiscal year, (b) issue more than $1 billion of non-convertible debt over a three-year period or (c) become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur after: (i) we have filed at least one annual report; (ii) we have been an SEC-reporting company for at least 12 months; and (iii) the market value of our Class A Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

PROPOSAL 1

 ELECTION OF DIRECTORS
The Company’s directors are as follows (ages are as of March 31, 2016):
Name	Age	Position

Mario J. Gabelli	73	Executive Chairman and Chief Executive Officer
Richard L. Bready	71	Director
Marc Gabelli	47	President and Director
Daniel R. Lee	59	Director
Bruce M. Lisman	69	Director
Salvatore F. Sodano	60	Vice Chairman

The Company’s Amended and Restated Bylaws provide that the Board shall consist of not less than three nor more than twelve directors, the exact number thereof to be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the members then in office. The Board has fixed the number of directors to be elected at the 2016 Annual Meeting at six.
Our Nominating Committee recommended, and the Board approved, the nomination of each of the current directors for election to the Board, to hold office until the 2017 Annual Meeting or until their respective successors are duly elected and qualified.  Directors who receive a plurality of the votes cast at the 2016 Annual Meeting shall be elected. Each of the nominees has consented to being named in the proxy statement and to serve if elected.
All properly executed proxies received in time to be tabulated for the 2016 Annual Meeting will be voted “FOR” the election of the nominees named above, unless otherwise indicated on the proxy. If any nominee becomes unable or unwilling to serve between now and the 2016 Annual Meeting, your proxies may be voted FOR the election of a replacement designated by the Board.
The following are brief biographical sketches of the six nominees, including their principal occupations at present and for the past five years, as of March 31, 2016. All of the nominees are currently directors.  Unless otherwise noted, the nominated directors have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.
The Board believes that each of the below persons possesses the necessary attributes, skills, qualifications and experience that are appropriate for them to serve as directors of the Company.  Our directors have held senior positions as leaders of various entities, demonstrating their ability to perform at the highest levels.  The expertise and experience of our directors enable them to provide broad knowledge and sound judgment concerning the issues facing the Company.
The Board has proposed all of the following nominees:
 Mario J. Gabelli has served as the Company’s Executive Chairman and Chief Executive Officer since the spin-off transaction from GAMCO Investors, Inc. (“GAMCO”) was completed on November 30, 2015.  Mario J. Gabelli has also served as Chairman, Chief Executive Officer, Chief Investment Officer—Value Portfolios and a director of GAMCO since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by GAMCO and its affiliates. Mario J. Gabelli also serves as the Chief Executive Officer and Chief Investment Officer of the Value Team of GAMCO Asset Management Inc., GAMCO’s wholly owned subsidiary. Mario J. Gabelli has been a portfolio manager for Teton Advisors, Inc. (‘‘Teton’’) since 1998 through the present. Teton is an asset management company which was spun-off from GAMCO in March 2009. Mario J. Gabelli has served as Chairman of LICT Corporation (‘‘LICT’’), a company engaged in broadband transport and other communications services, from 2004 to the present and has been the Chief Executive Officer of LICT since December 2010. He has also served as a director of CIBL, Inc., a holding company with operations in broadcasting and telecommunications that was spun-off from LICT in 2007, from 2007 to the present, and as the Chairman of Morgan Group Holding Co., a public holding company, from 2001 to the present. Mario J. Gabelli was the Chief Executive Officer of Morgan Group Holding Co. from 2001 to November 2012. He has served as a director of ICTC Group, Inc., a rural telephone company serving southeastern North Dakota, from July 2013 to the present. In addition, Mario J. Gabelli is the Chief Executive Officer, a director and the controlling shareholder of GGCP, Inc. (“GGCP”) a private company which owns a majority of the Associated Capital Class B Stock through GGCP Holdings, LLC (“Holdings”) an intermediate subsidiary of GGCP, and the Chairman of MJG Associates, Inc., which acts as an investment manager of various investment funds and other accounts. Mario J. Gabelli serves as Overseer of the Columbia University Graduate School of Business and as a Trustee of Boston College and Trustee of Roger Williams University. He also serves as Director of The Winston Churchill Foundation, The E. L. Wiegand Foundation, The American-Italian Cancer Foundation and The Foundation for Italian Art & Culture. He is also Chairman of the Gabelli Foundation, Inc., a Nevada private charitable trust. Mario J. Gabelli also serves as Co-President of Field Point Park Association, Inc. It is expected that Mario J. Gabelli will resign as the Company’s Chief Executive Officer approximately nine months after the date of the 2016 Annual Meeting. However, it is expected that he will remain the Company’s Executive Chairman after he resigns as Chief Executive Officer.

The Board believes that Mr. Gabelli’s qualifications to serve on the Board include his thirty-eight years of experience with the Company and its predecessors; his control of the Company through his ownership as the majority shareholder and his position as the senior executive officer of the Company.
Richard L. Bready has been a director of the Company since the spin-off transaction from GAMCO was completed on November 30, 2015. Mr. Bready was a Director of GAMCO from May 2006 through December 31, 2015. Mr. Bready previously served as Chairman and Chief Executive Officer of Nortek, Inc., a manufacturer and distributor of building products for residential and commercial applications, from December 1990 until July 2011. He joined Nortek, Inc. in 1975 as Treasurer, was elected a director in 1976 and was appointed Executive Vice President and Chief Operating Officer in 1979. Prior to joining Nortek, Inc., Mr. Bready was an independent financial consultant and an audit manager with a major public accounting firm. He serves on the Board of Directors/Trustees of Professional Facilities Management, Inc., Providence Performing Arts Center, Rhode Island Public Expenditure Council (RIPEC), the National Conference of Christians and Jews, the YMCA of Greater Providence, Saint Anselm College, Johnson & Wales University, as Chairman of Roger Williams University and is a Trustee Emeritus of Trinity Repertory Company. Mr. Bready has also served as a director of the Bank RI since 2007 and Bancorp Rhode Island, Inc. since 2007, and is on the Advisory Board of Sterling Investment Partners. He is a Corporation Member and serves on the National Council, Alumni Executive Forum and Audit Committee of Northeastern University. Mr. Bready is also a Corporation Member of Rhode Island Hospital. Nortek, Inc. filed for a prepackaged bankruptcy on October 21, 2009 and emerged from bankruptcy on December 17, 2009.
The Board believes that Mr. Bready’s qualifications to serve on the Board include his former position as Chairman and Chief Executive Officer of Nortek, Inc. and his position as a director of other public companies and charitable organizations.
Marc Gabelli has served as the Company’s President since the spin-off transaction from GAMCO was completed on November 30, 2015.  Marc Gabelli also serves as President and Managing Director of GGCP since GAMCO’s initial public offering in February 1999 and has been a director of GAMCO since November 2014. He is Co-Chairman of Gabelli Securities, Inc. (“GSI”), our majority controlled institutional research services and investment partnerships business. Marc Gabelli’s focus is global, catalyst-driven value investing across all market capitalizations and industry sectors. His portfolio assignments have included hedge fund management since 1990 and traditional asset management since 1994. He has managed several Morningstar five star mutual funds and a Lipper #1 ranked global equity mutual fund in the United States. He helped  lead GAMCO’s initial  public offering,  built  the  GSI  hedge  fund  platform and expanded the business internationally, opening the Gabelli London and Tokyo offices. Marc Gabelli has also served as Chief Executive Officer of Gabelli Securities International Ltd. since 1994, Chairman of The LGL Group, Inc. since 2004, Managing Partner of Horizon Research since 2013, Managing Member of Commonwealth Management Partners LLC since 2008, and Director and Managing Partner of GAMA Funds Holdings GmbH since 2009. Marc Gabelli started his investment career in arbitrage at Lehman Brothers International. He holds an M.B.A. from the Massachusetts Institute of Technology (MIT) Sloan School of Management, and a B.A. from Boston College. He is a member of the New York Society of Securities Analysts. Marc Gabelli has been registered since 2011 with the FCA to undertake the controlled functions of a CF1 Director and CF3 Chief Executive. He is involved with various educational charities in the United States and Europe. Marc Gabelli is a son of Mario J. Gabelli.
The Board believes that Marc Gabelli’s qualifications to serve on our Board include his extensive knowledge of our business and industry, his financial and leadership expertise as an executive of various investment firms and as a director of other public companies.
Daniel R. Lee has been a director of the Company since the spin-off transaction from GAMCO was completed on November 30, 2015.  Mr. Lee has served as a director of GSI since August 2012 and as a director of Lynch Interactive Corporation from 2000 to 2005, and again from January 2010 to July 2013. He has also served in a number of senior executive and financial positions over the course of a long and distinguished business career.  Mr. Lee is currently the Chief Executive Officer, President and a director of Full House Resorts, Inc., a developer and manager of gaming properties headquartered in Las Vegas, NV.  He has held these positions since December 1, 2014. Previously, he served as Chairman and Chief Executive Officer of F.P. Holdings,  LP,  the  owner  and  operator  of  The  Palms  Casino  Resort  in  Las  Vegas,  NV,  from September 2013  to  July  2014.  Prior  to  that,  he  was  Managing  Partner  of  Creative  Casinos,  LLC,  a casino developer and operator of  gaming  casinos.  He also served as Chairman  and Chief  Executive Officer of Pinnacle Entertainment, Inc., a New York  Stock Exchange listed company, from 2002-2009.  He  held  the  positions  of  Chief  Financial  Officer,  Treasurer  and  Senior  Vice  President-Finance  of Mirage Resorts, Inc., from 1992-1999. Previously, he was a Managing Director of a major brokerage firm and is a Chartered Financial Analyst.  Mr. Lee  has  served  as  a  director  of  ICTC  Group,  Inc.,  a rural telephone company serving southeastern North Dakota, since June 2015. He served as a director of LICT, a company engaged in broadband transport and other communications services, from January 2010 to July 2013. Mr. Lee also served as a director of Myers Industries Inc. (NYSE: MYE), a NYSE-listed company, from May 2013 to May 2015.

Our Board believes that Mr. Lee’s substantial financial experience and expertise, his experience in the financial services industry, and his executive management experience as CEO of a large public corporation make him well-qualified to serve on the Company’s board.
Bruce M. Lisman has been a director of the Company since the spin-off transaction from GAMCO was completed on November 30, 2015.  Mr. Lisman has served as a director of National Life Group, a mutual life insurance company with approximately $2 billion in revenues, since 2004. Mr. Lisman has also served as a director of PC Construction, an engineering and construction company with approximately $500 million in annual revenues, since August 2013. Mr. Lisman has served as a director of Merchants Bancshares (NasdaqGS: MBVT), a community bank with $1.8 billion of assets, since 2005. In addition, he serves on the boards of American Forests, Smithsonian Libraries, and the National Gardening Association. Mr. Lisman was Research Director (1984 to 1987) and Co-Head of the Institutional Equity Division (1987 to 2008) for Bear Stearns Companies Inc. With his leadership, revenues grew from $50 million to $2.47 billion; head count grew from 150 to 2,350; and product and distribution expanded from U.S.-only to operations in Europe, Latin America, Asia ex-China, and China.  Pretax income reached $670 million in 2007.  After Bear Stearns was acquired by JP Morgan Chase & Co. (NYSE: JPM) in 2008, he became Chairman of JP Morgan’s Global Equity Division, retiring in 2009.  He  also  was  responsible  for  Equity  Capital Markets and worked extensively  with  CEOs,  CFOs,  and  boards  of  directors  across  a  variety  of industries. Earlier in his career, Mr. Lisman was Director of Global Research at Lehman Brothers and before that he was an analyst covering banking companies (voted to Institutional Investor’s Analyst All Star Team  four times for banking industry analysis), as well as distribution, real estate, and capital goods companies. Mr. Lisman has served as a director of Myers Industries, Inc. (NYSE:  MYE) since April 2015 and as a director of The Pep Boys—Manny, Moe & Jack (NYSE: PBY) since July 2015. He also previously served on the boards of Central Vermont  Public Service, a public company from 2004 to 2009, Hewitt  School,  Pace  University,  HS  Broadcasting,  BRUT, Inc., Vermont Electric Power Company, Inc. (VELCO), STRYKE Trading, Shelburne Museum, and the Vermont Symphony Orchestra. Mr. Lisman graduated from the University of Vermont in 1969 and also served as its Chair for two years.
Our Board believes that Mr. Lisman’s qualifications to serve on our Board include his extensive board experience as a chair, vice chair, and committee chair/member in a broad range of businesses   and civic organizations, in addition to his experience serving as an executive officer and his investment experience.
Salvatore F. Sodano has been a director of the Company since the spin-off transaction from GAMCO was completed on November 30, 2015.  Mr. Sodano has served as chairman and chief executive officer of Worldwide Capital Advisory Partners, LLC (‘‘Worldwide Capital’’) since April 2013. Worldwide Capital provides research and advisory services on corporate finance and investment activities, management, operations and technology matters. Since October 2012, Mr. Sodano has also served as a senior advisor to the chief executive officer of Burke & Quick Partners, where he previously served as chairman of strategy and business development from October 2012 to August 2013. Mr. Sodano has served as Vice Chairman and a member of the board of directors of GSI since September 2014 and has served as Chairman of the Audit Committee of the board of directors of GSI since January 2015. In January 2015, Mr. Sodano also became Chairman of the Board of Directors and Chairman of the Executive Committee and the Executive Compensation Committee of Catholic Health Services, a 17,000-employee healthcare system. From June 2006 to June 2010, Mr. Sodano served as the Dean of the Frank G. Zarb School of Business at Hofstra University.  Mr. Sodano also served as Chairman of Hofstra University’s Board of Trustees for the maximum three one-year terms from October 2002 through October 2005. From 1997 to 2004, Mr. Sodano held increasingly senior roles at the National Association of Securities Dealers, Inc. (the ‘‘NASD’’) and its affiliated companies.  Mr. Sodano was serving as Deputy Chief Operating Officer and Chief Financial Officer of the NASD in 1998 when the NASD acquired the American Stock Exchange (the ‘‘AMEX’’). From 1999 to 2000, Mr. Sodano simultaneously served as Chairman and Chief Executive Officer of the AMEX and Chief Operating Officer and Chief Financial Officer of the NASD. He served as a member of the Board of Governors of the NASD from 1999 to 2004. Mr. Sodano was appointed Vice Chairman of  the  NASD  Board  of Governors in 2000, at which point he  relinquished  his  roles  as  Chief  Operating  Officer and Chief Financial  Officer  of  the  NASD.  Mr. Sodano  served  as Vice Chairman of the NASD Board of Governors and Chairman and Chief Executive Officer of  the  AMEX  until  it  was  sold  in  2004.  He remained Chairman of the AMEX until he retired in 2005.  Mr. Sodano is the Sorin Distinguished Teaching Fellow at the Frank G. Zarb School of Business at Hofstra University.
Our Board believes that Mr. Sodano’s qualifications to serve on our Board include his business and academic experience, his financial expertise, including his audit committee experience, his experience as a member of the GSI board of directors and  as  the  Chairman  of  the  GSI  Audit Committee.

Recommendation
The Board recommends that shareholders vote “FOR” all of the nominees to our Board.
Vote Required
Nominees who receive a plurality of the votes cast will be elected to serve as directors of the Company until the 2017 Annual Meeting or until their successors are duly elected and qualified.  Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants.  In accordance with our governance documents, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance.  In the event that the shareholders do not approve the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the selection of Deloitte & Touche LLP.  Ultimately, however, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent auditors, whether or not the Company’s shareholders ratify the appointment.
 Recommendation
The Board recommends that shareholders vote “FOR” ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ended December 31, 2016.
 Vote Required
Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal.  Shareholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 2 will be deemed to have voted FOR Proposal 2.  Broker non-votes, if any, will have no effect on the outcome of this proposal.  Abstentions, if any, will have the same effect as a vote against this proposal.
PROPOSAL 3
RATIFICATION OF AN AMENDMENT TO THE COMPANY’S 2015 STOCK AWARD AND INCENTIVE PLAN

The Board has adopted and is seeking shareholder ratification of an amendment to the Company’s 2015 Stock Award and Incentive Plan (the “Plan”) to increase the number of shares of Class A Stock that are available to be issued under the Plan to 2,000,000 shares (subject to adjustment for stock splits, stock dividends and similar events).  As of March 1, 2016, awards covering 553,100 shares of Class A Stock had been granted under the Plan.

The Plan was originally approved on November 12, 2015 by GAMCO, our sole stockholder at the time, and provided for an aggregate of not more than 900,000 shares of Class A Stock to be reserved for issuance under the Plan.  The Board has now adopted and is seeking shareholder ratification of an amendment to the Plan to increase the number of shares of Class A Stock that will be available to be issued under the Plan to 2,000,000.   The Plan provides equity-based compensation through the grant of stock options, stock appreciation rights, stock awards, performance shares and stock units.   The Board believes that an adequate reserve of shares available for issuance under the Plan is necessary to enable the Company to attract, motivate, and retain key employees and Directors and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company.

As of March 1, 2016, there were 6,211,564 shares of our Class A Stock outstanding. The increase of shares of Class A Stock available for grant under the Plan will result in additional potential dilution of our outstanding stock.  Based solely on the closing price of our Class A Stock on March 1, 2016 of $27.69 per share, the aggregate market value of the additional 1,446,900 shares of Class A Stock to be reserved for issuance under the Plan after giving effect to the amendment would be $40,064,661 and represent approximately 18.89 % of the number of shares of Class A Stock outstanding after this issuance of the additional 1,446,900 shares of Class A stock.

Other than the proposed amendment to the Plan to increase the number of shares of Class A Stock that the Company may issue under the Plan to 2,000,000 shares, there are no other changes to the Plan.  The Plan, as amended and restated to reflect the proposed amendment, is attached hereto as Annex A. The following discussion is qualified in its entirety by reference to the Plan, as attached hereto as Annex A.

The Company intends to register all shares issued under the Plan not previously issued pursuant to a registration statement, on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as is practicable after receiving shareholder approval.

Plan Benefits

Future grants under the Plan will be made at the discretion of the Compensation Committee of the Board and accordingly are not yet determinable.  In addition, benefits under the Plan will depend on a number of factors, including the fair market value of our Class A Stock on future dates and the exercise decisions made by the participants.

The following table sets forth the stock options and stock awards outstanding under the Plan as of  March 1, 2016 to each of the Company’s Named Executive Officers, the Company’s Executive Officers as a group, the Company’s Non-Executive Directors as a group, and all employees of the Company, including all current officers who are not executive officers, as a group:

Name	Number of Shares Underlying Restricted Stock Awards	Number of Shares Underlying Stock Options
Mario J. Gabelli Executive Chairman and Chief Executive	_________	_________
Marc Gabelli President and Director	_________	_________
Patrick Dennis Executive Vice President and Chief Financial Officer	_________	_________
Kieran Caterina* former Chief Financial Officer	_________	_________
Kevin Handwerker Executive Vice President, General Counsel and Secretary	_________	_________
Total for all current Executive Officers (including the Named Executive Officers identified above)	_________	_________
Non-Executive Director Group
All Employees, including all current officers who are not executive officers, as a group

*	Mr. Caterina served as the Company’s Chief Financial Officer from its inception until December 6, 2015.

Federal Income Tax Consequences

The Company’s information statement filed as Exhibit 99.1 to the Company’s registration statement on Form 10 provided a brief summary of the Federal income tax consequences as of the date thereof to the Company and the recipients of stock options and other stock-based awards granted under the Plan.

Recommendation

The Board recommends that shareholders vote “FOR” the amended and restated Plan.

   Vote Required

 Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast on the proposal.  Shareholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 3 will be deemed to have voted FOR Proposal 3.  Broker non-votes, if any, will have no effect on the outcome of this proposal.  Abstentions, if any, will have the same effect as a vote against this proposal.
PROPOSAL 4
ADVISORY VOTE ON THE NAMED EXECUTIVE OFFICER COMPENSATION

As an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.  However, the Company has voluntarily elected to provide shareholders with the opportunity to cast such votes at the 2016 Annual Meeting.

The Company’s goal for its executive compensation program is to attract, motivate and retain talented persons.  The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long term interests.  The Company believes that its executive compensation program satisfies this goal and is strongly aligned with the long-term interests of its shareholders.

The Company requests shareholders’ approval of the compensation of the Company’s named executive officers as disclosed elsewhere in this proxy statement, pursuant to U.S. Securities and Exchange Commission (“SEC”) compensation disclosure rules.

As an advisory vote, this proposal is not binding upon the Company.  However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinion expressed by shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the named executive officers.

 Recommendation

The Board recommends that shareholders vote “FOR” the compensation of the Company’s named executive compensation.

 Vote Required

 Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast on the proposal.  Shareholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 4 will be deemed to have voted FOR Proposal 4.  Broker non-votes, if any, will have no effect on the outcome of this proposal.  Abstentions, if any, will have the same effect as a vote against this proposal.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON
THE NAMED EXECUTIVE OFFICER COMPENSATION

Shareholders have an opportunity to advise the Board of Directors as to whether the Company should conduct an advisory vote with respect to its named executive officer compensation at every annual meeting, at every second annual meeting or every third annual meeting of shareholders. Shareholders may vote at this Annual Meeting on the frequency with which the Company should conduct an advisory vote on the named executive officer compensation or abstain from voting on this proposal. The advisory vote is non-binding, but the Board of Directors and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory shareholder vote on its named executive officer compensation.

  Recommendation

The Board of Directors recommends that shareholders vote for the option of “TWO YEARS” as the frequency with which shareholders are provided an advisory vote on the compensation of its named executive officers included in the Company’s proxy statement.

Vote Required

 Approval of Proposal 5 requires the affirmative vote of a majority of the votes cast on the proposal.  Shareholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 5 will be deemed to have voted FOR the option of “TWO YEARS” with respect to Proposal 5.  Broker non-votes, if any, will have no effect on the outcome of this proposal.  Abstentions, if any, will have the same effect as a vote against this proposal.

CORPORATE GOVERNANCE
Associated Capital continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules and regulations that govern the Company’s businesses.  The Company is active in ensuring that its governance practices continue to serve the interests of its shareholders and remain at the leading edge of best practices.
 Determination of Director Independence
The Board has established guidelines which it uses in determining director independence and that are based on the director independence standards of the New York Stock Exchange. A copy of these guidelines can be found as Annex B.  These guidelines are also attached to the Board’s Corporate Governance Guidelines, which are available at the following website: http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A copy of these guidelines may also be obtained upon request from our Secretary.
In making its determination of independence with respect to Messrs. Bready, Lee and Lisman, the Board considered that from time to time, investment advisory affiliates of GAMCO have nominated and may continue to nominate them to the boards of directors of public companies and also Mr. Bready’s former service on the Board of Directors of GAMCO.
In making its determination of independence with respect to Messrs. Sodano and Lee, the Board considered their service as a director on the Board of GSI.
With respect to these relationships, the Board considered Messrs. Bready’s, Lee’s, Lisman’s and Sodano’s lack of economic dependence on the Company and other personal attributes that need to be possessed by independent-minded directors. Based on these guidelines and considerations, the Board concluded that the foregoing directors were independent and determined that none of them had a material relationship with us which would impair his ability to act as an independent director.

The table below sets forth certain information regarding the nominees to the Board and Committees on which they serve.

Name	Audit Committee	Governance Committee	Compensation Committee	Nominating Committee
Mario J. Gabelli				X (Chair)
Richard L. Bready	X		X (Chair)
Marc Gabelli				X
Daniel R. Lee.		X	X
Bruce M. Lisman	X	X (Chair)
Salvatore F. Sodano	X (Chair)
 The Board’s Role in the Oversight of Risk
The Board’s oversight of risk is administered directly through the Board, as a whole, or through its Committees.  Various reports and presentations regarding risk management are presented to the Board including the procedures that the Company has adopted to identify and manage risk.  Each of the Board’s Committees addresses risks that fall within the Committee’s area of responsibility.  For example, the Audit Committee is responsible for “overseeing the quality and objectivity of Associated Capital’s financial statements and the independent audit thereof.”  The Audit Committee reserves time at each of its quarterly meetings to meet with the Company’s independent registered public accounting firm outside of the presence of the Company’s management. The Director of Internal Audit also is significantly involved in risk management evaluation and designs the Company’s internal audit programs to take account of risk evaluation and work in conjunction with the Chief Financial Officer.  The Director of Internal Audit reports directly to the Company’s Audit Committee.
 Relationship of Compensation and Risk
The Compensation Committee of the Board works with the Chief Executive Officer in reviewing the significant elements of the Company’s compensation policies and programs for all staff.  They evaluate the intended behaviors each program is designed to incentivize to ensure that such policies and programs are appropriate for the Company.
 The Board and Committees
Since the date the spin off transaction was completed (November 30, 2015) and the end of the fiscal year (December 31, 2015), there was one (1) meeting of the Board. Our Board has an Audit Committee, a Compensation Committee, a Governance Committee and a Nominating Committee. We are deemed to be a “controlled company” as defined by the corporate governance standards of the New York Stock Exchange by virtue of the fact that GGCP holds more than 50% of the voting power of the Company. As a result, we are exempt from the corporate governance standards of the New York Stock Exchange requiring that a majority of the Board be independent and that all members of the Governance, Nominating and Compensation Committees be independent.  While the Company is a controlled Company, the Board nevertheless is comprised of a majority of independent directors.
The Board believes that the most effective leadership structure is for the Company’s Chief Executive Officer to serve as Executive Chairman given that Mr. Gabelli is the controlling shareholder of the Company.  By having Mr. Gabelli serve as the Chief Executive Officer and as Executive Chairman, the Board believes that it enables Mr. Gabelli to ensure that the Board’s agenda responds to strategic challenges, that the Board is presented with information required for it to fulfill its responsibilities, and that Board meetings are as productive and effective as possible.
Our non-management directors meet, without any management directors or employees present, immediately after our regular quarterly Board meetings. At least once each year, our independent directors meet in a separate executive session. Messrs. Bready and Lee serve as lead independent directors and chair the meetings of our non-management and independent directors.

The Audit Committee regularly meets with our independent registered public accounting firm to ensure that satisfactory accounting procedures are being followed and that internal accounting controls are adequate, reviews fees charged by the independent registered public accounting firm and selects our independent registered public accounting firm. Messrs. Sodano, Bready and Lisman, each of whom is an independent director as defined by the corporate governance standards of the New York Stock Exchange and the Company’s guidelines as set forth in Annex B, are members of the Audit Committee. The Board has determined that Mr. Sodano meets the standards of an “audit committee financial expert,” as defined by the applicable securities regulations. The Audit Committee met one time since the date the spin off transaction was completed (November 30, 2015) and the end of the fiscal year (December 31, 2015). A copy of the Audit Committee’s charter is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A shareholder may also obtain a copy of the charter upon request from our Secretary.
The Compensation Committee reviews the amounts paid to the Chief Executive Officer for compliance with the terms of his employment agreement and generally reviews benefits and compensation for the other executive officers. It also administers our Stock Award and Incentive Plan. Messrs. Bready and Lee, each of whom is an independent director, are the members of the Compensation Committee. The Compensation Committee does not have a formal policy regarding delegation of its authority. The Compensation Committee did not meet during 2015 because of the new status of the Company as a public company only as of November 30, 2015. A copy of the Compensation Committee’s charter is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A shareholder may also obtain a copy of the charter upon request from our Secretary.
The Governance Committee advises the Board on governance policies and procedures. Messrs. Lisman and Lee, each of whom is an independent director, are the members of the Governance Committee.  The Governance Committee did not meet during 2015 because of the new status of the Company as a public company only as of November 30, 2015.  A copy of the Governance Committee’s charter is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A shareholder may also obtain a copy of the charter upon request from our Secretary.
The Nominating Committee advises the Board on the selection and nomination of individuals to serve as directors of Associated Capital. Nominations for director, including nominations for director submitted to the committee by shareholders, are evaluated according to our needs and the nominee’s knowledge, experience and background. Mario Gabelli and Marc Gabelli are the members of the Nominating Committee. Neither Mr. Mario Gabelli nor Mr. Marc Gabelli is an independent director as defined by the corporate governance standards of the Company. The Nominating Committee did not meet during 2015 because of the new status of the Company as a public company only as of November 30, 2015. A copy of the Nominating Committee’s charter is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. A shareholder may also obtain a copy of the charter upon request from our Secretary.  The Nominating Committee has adopted the following policy regarding diversity: When identifying nominees as directors, the Committee will have a bias to have diverse representation of candidates who serve or have served as chief executive officers or presidents of public or private corporations or entities that are either for-profit or not-for-profit.  In accordance with its charter, the Nominating Committee will review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and recommend whether or not the director should be re-nominated.  The Nominating Committee will review annually with the Board the composition of the Board as a whole and recommend, if necessary, measures to be taken.
 Consideration of Director Candidates Recommended by Shareholders
Except as set forth in the Company’s Amended and Restated By-Laws, the Nominating Committee does not have a formal policy regarding the recommendation of director candidates by shareholders.  The Board believes it is appropriate not to have such a policy because GGCP holds the majority of the voting power.  Nevertheless, the Nominating Committee will consider appropriate candidates recommended by shareholders. Under the process described below, a shareholder wishing to submit such a recommendation should send a letter to our Secretary at One Corporate Center, Rye, NY 10580. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications and otherwise comply with the requirements of our Amended and Restated By-Laws. At a minimum, candidates recommended for election to the Board must meet the independence standards of the New York Stock Exchange as well as any criteria used by the Nominating Committee. The Nominating Committee will consider and evaluate candidates recommended by shareholders in the same manner as it considers candidates from other sources. Acceptance of a recommendation does not imply that the committee will ultimately nominate the recommended candidate.

 Process for the Consideration of Director Candidates Nominated by Shareholders and of Business Proposed by Shareholders
Associated Capital’s Amended and Restated By-Laws set forth the processes and advance notice procedures that shareholders of Associated Capital must follow, and specifies additional information that shareholders of Associated Capital must provide, when proposing director nominations at any annual or special meeting of Associated Capital’s shareholders or other business to be considered at an annual meeting of shareholders.  Generally, the Company’s Amended and Restated By-Laws provide that advance notice of shareholder nominations or proposals of business be provided to Associated Capital not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the preceding annual meeting of shareholders.  For the 2017 annual meeting of shareholders therefore, such notice of nomination or other business must be received at GAMCO’s principal executive offices between January 3, 2017 and February 2, 2017.
Article III, Paragraph 8 of Associated Capital’s Amended and Restated By-Laws sets out the procedures a shareholder must follow in order to nominate a candidate for Board membership. For these requirements, please refer to the Amended and Restated By-Laws as of November 19, 2015, filed with the Securities and Exchange Commission on November 25, 2015, as Exhibit 3.2 to a Current Report on Form 8-K.
Director Attendance
Since the date the spin off transaction was completed (November 30, 2015) and the end of the fiscal year (December 31, 2015), each of the directors attended all of the meetings of the Board and the Board committees of which he was a member. We do not have a policy regarding directors’ attendance at our annual meetings.
 Compensation of Directors
Neither Mr. Mario Gabelli nor Mr. Marc Gabelli received compensation for serving as a director of the Company. All non-executive directors other than Mr. Mario Gabelli and Mr. Marc Gabelli receive annual cash retainers and meeting fees as follows:
Board Member	$60,000
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$12,000
Governance Committee Chairman	$12,000
Attendance per Board Meeting	$5,000
Attendance per Audit Committee Meeting	$4,000
Attendance per Compensation and Governance Committees Meeting	$3,000
 Director Compensation Table for 2015. The following table sets forth fees, awards, and other compensation paid to or earned by our non-executive directors in 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (c)	All Other Compensation ($)	Total ($)
Richard L. Bready	$______	-0-	-0-	-0-	_____
Daniel R. Lee	______	-0-	-0-	-0-	_____
Bruce M. Lisman	______	-0-	-0-	-0-	_____
Salvatore F. Sodano	______	-0-	-0-	(d)	_____
(a)
There were no AC restricted stock awards granted to any non-executive directors during 2015.  See the Summary Compensation Table for 2015 and footnotes on page ___ for information on Mr. Mario Gabelli’s and Mr. Marc Gabelli’s compensation as named executive officers.  Also see the Outstanding Equity Awards at December 31, 2015 table for information on Mr. Marc Gabelli’s restricted stock awards.

(b)	There were no restricted stock awards outstanding to any non-executive directors at December 31, 2015.
(c)	There were no option awards outstanding to any directors at December 31, 2015.
(d)
Mr. Sodano’s all other compensation relates to the amounts he earned in his role as a director of our majority-owned subsidiary, Gabelli Securities, Inc.  Of this total of $_____, $______ relates to the pre-spin period (January 1, 2015 to November 30, 2015) and was allocated to Associated Capital from GAMCO and $________ relates to the month of December 2015 (post-spin).  Mr. Sodano was paid this fee as the director of Gabelli Securities, Inc., a majority-owned subsidiary of Associated Capital, who was designated to review the spin-off transaction.

 Communications with the Board
Our Board has established a process for shareholders and other interested parties to send communications to the Board.  Shareholders or other interested parties who wish to communicate with the Board, the non-management or independent directors, or a particular director may send a letter to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, NY 10580-1422. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
 Code of Business Conduct
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our officers, directors and staff members with additional requirements for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is posted on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. Any shareholder may also obtain a copy of the Code of Conduct upon request. Shareholders may address a written request for a printed copy of the Code of Conduct to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, New York 10580-1422. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct by posting such information on our website.
 Transactions with Related Persons
Our Board has adopted written procedures governing the review, approval or ratification of any transactions with related persons required to be reported in this proxy statement. The procedures require that all related party transactions, other than certain pre-approved categories of transactions, be reviewed and approved by our Governance Committee or the Board. Under the procedures, directors may not participate in any discussion or approval by the Board of related party transactions in which they or a member of their immediate family is a related person, except that they shall provide information to the Board concerning the transaction. Only transactions that are found to be in the best interests of the Company will be approved.
Currently, we have a number of policies and procedures addressing conflicts of interest. Our Code of Conduct addresses the responsibilities of our officers, directors and staff to disclose conflicts of interest to our Legal/Compliance Department, which determines whether the matter constitutes a related party transaction that should be reviewed by our Governance Committee or Board. Generally, matters involving employer-employee relationships including compensation and benefits, ongoing arrangements that existed prior to our spin-off from GAMCO on November 30, 2015 and financial service relationships, including investments in our investment partnerships are not presented for review, approval or ratification by our Governance Committee or Board.
Furthermore, our Amended and Restated Certificate of Incorporation provides that no contract, agreement, arrangement or transaction, or any amendment, modification or termination thereof, or any waiver of any right thereunder, (each, a “Transaction”) between Associated Capital and:
(i)
Mario J. Gabelli, any member of his immediate family who is at the time an officer or director of Associated Capital and any entity in which one or more of the foregoing beneficially owns a controlling interest of the outstanding voting securities or comparable interests (each, a “Gabelli”),

(ii)	any customer or supplier,
(iii)	any entity in which a director of Associated Capital has a financial interest (a “Related Entity”), or
(iv)	one or more of the directors or officers of Associated Capital or any Related Entity;
will be voidable solely because any of the persons or entities listed in (i) through (iv) above are parties thereto, if the standard specified below is satisfied.
Further, no Transaction will be voidable solely because any such directors or officers are present at or participate in the meeting of the Board or committee thereof that authorizes the Transaction or because their votes are counted for such purpose, if the standard specified below is satisfied. That standard will be satisfied, and such Gabelli, the Related Entity, the directors and officers of Associated Capital or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person’s conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to Associated Capital and its shareholders with respect to such Transaction, if any of the following four requirements are met:

(i)	the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board or the committee thereof that authorizes the Transaction, and the Board or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors of the Board or such committee, even if the disinterested directors are less than a quorum;
(ii)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

(iii)
the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors of the Board or the applicable committee thereof or by vote of the holders of a majority of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

(iv)	the Transaction is fair to Associated Capital as of the time it is approved by the Board, a committee thereof or the shareholders of Associated Capital.
For purposes of these provisions, interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.
Our Amended and Restated Certificate of Incorporation also provides that any such Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (i), (ii) or (iii) above, will be deemed to be entirely fair to Associated Capital and its shareholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to Associated Capital and its shareholders. In addition, our Amended and Restated Certificate of Incorporation provides that a Gabelli will not be liable to Associated Capital or its shareholders for breach of any fiduciary duty that a Gabelli may have as a director of Associated Capital by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and Associated Capital. A description of certain related party transactions appears under the heading “Certain Relationships and Related Transactions” on pages ___ of this proxy statement.
 Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Messrs. Bready and Lee. Neither of these individuals has ever been an officer or employee of the Company.  During 2015, none of our executive officers served on the board of directors or compensation committee of any entity that employed any member of our Compensation Committee or served on the compensation committee of any entity, other than the Company and GAMCO, that employed any member of our Board.
INFORMATION REGARDING NAMED EXECUTIVE OFFICERS
As of March 31, 2016, the named executive officers of the Company are as follows (ages are as of March 31, 2016):
Name	Age	Position
Mario J. Gabelli	73	Executive Chairman and Chief Executive Officer
Marc Gabelli	47	President
Patrick Dennis	45	Executive Vice President and Chief Financial Officer
Kevin Handwerker	59	Executive Vice President, General Counsel and Secretary
Biographical information for Messrs. Mario Gabelli and Marc Gabelli appears above under “Election of Directors – The Nominees”.   Brief biographical sketches of the other executive officers listed above are set forth below.
Patrick Dennis, CPA has served as the Executive Vice President and Chief Financial Officer since December 7, 2015.  Mr. Dennis was formerly the Global Head of Operations/Hedge Fund Administration at JP Morgan Chase from July 2013 until April 2015 and C.F.O – Liquid Markets at Fortress Investment Group from July 2010 until June 2012.  Mr. Dennis was previously a Partner and Chief Financial Officer at Raptor Capital Management, (a spinout from Tudor Investment) from October 2008 until January 2010 and the Chief Financial Officer of Eton Park Capital Management from July 2004 until September 2008.  Prior to Eton Park, Mr. Dennis was a Partner with Ernst & Young, LLP from September 1992 until June 2004. Mr. Dennis received his MBA from Columbia Graduate School of Business and earned his undergraduate degree in Accounting at Fordham University Gabelli School of Business.

Kevin Handwerker has served as Executive Vice President, General Counsel and Secretary of the Company since December 2015. Mr. Handwerker has also served as Executive Vice President, General Counsel and Secretary of GAMCO since November 2013. Mr. Handwerker was Managing Director at Neuberger Berman LLC from 2000 through October 2013. Previously, Mr. Handwerker held senior positions in National Financial Partners Corp. and J.P. Morgan Investment Management Inc. He began his law career at Shearman & Sterling LLP, representing financial institutions and other entities in public and private financings, mergers and acquisitions and merchant banking transactions. Mr. Handwerker received his J.D. from Fordham University School of Law after earning his B.S. in Accounting, summa cum laude, from the State University of New York at Albany.

COMPENSATION OF EXECUTIVE OFFICERS
Introduction

We are an “emerging growth company” under applicable federal securities laws.  As an emerging growth company, we are providing compensation information pursuant to the reduced disclosure obligations applicable to emerging growth companies.

On November 30, 2015, we became an independent, publicly traded company when we completed a spin-off of our businesses from our former parent company, GAMCO.  During fiscal 2015, but prior to the completion of the spin-off transaction, certain of our named executive officers received compensation from GAMCO for services rendered to the Company’s businesses.  Such compensation was determined by GAMCO’s Compensation Committee upon recommendation of Mr. Mario J. Gabelli, GAMCO’s Chairman and Chief Executive Officer (other than with respect to his own compensation which was determined pursuant to his employment agreement with GAMCO).  Following the spin-off transaction, each of our named executive officers received compensation directly from the Company, other than Kevin Handwerker who received compensation from, and will continue to be compensated by, GAMCO through a transition services agreement, as further described below.

Named Executive Officers

Our “named executive officers” for our 2015 fiscal year, who consisted of (i) our principal executive officer, (ii) our principal financial officers and (iii) our two other most highly compensated executive officers other than our principal executive officer who served in any such capacity during the 2015 fiscal year, are:

•	Mario J. Gabelli, Executive Chairman and Chief Executive Officer
•	Marc Gabelli, President
•	Kieran Caterina, Former Chief Financial Officer
•	Patrick Dennis, Executive Vice President and Chief Financial Officer; and
•	Kevin Handwerker, Executive Vice President, General Counsel and Secretary

SUMMARY COMPENSATION TABLE FOR 2015
The following table sets forth the cash and non-cash compensation for fiscal 2015 paid to or earned by our named executive officers for services rendered to the Company’s businesses, whether paid by GAMCO prior to the completion of the spin-off transaction or paid by Associated Capital following the completion of the spin-off transaction.  The compensation paid to our named executive officers for fiscal 2015 is not necessarily indicative of how we will compensate our named executive officers in future years.   Information prior to fiscal 2015 is not being provided as the Company only commenced its existence in 2015 and only became a separate public company as of November 30, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (a) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mario J. Gabelli	2015	______ (b)	_____(c)	-0-	-0-	________ (d)	_________
Executive Chairman and
Chief Executive Officer

Marc Gabelli	2015	_______	______	-0-	-0-	_______	________ (e)
President

Kieran Caterina	2015	_______	______	-0-	-0-	________	_______ (f)
Former Chief Financial Officer

Patrick Dennis	2015	_______	______	-0-	-0-	________	_______ (g)
Executive Vice President
and Chief Financial Officer

Kevin Handwerker	2015	_______	______	-0-	-0-	______ (h)	_______ (h)
Executive Vice President, General Counsel and Secretary

a)	There were no stock awards granted to named executives during 2015. However, at the time of the spin-off, existing GAMCO equity awards were supplemented by the awarding of Associated Capital equity awards. Specifically, outstanding RSAs relating to GAMCO remain unchanged, with each RSA holder also receiving an equal number of RSAs relating to Associated Capital. The terms of the new Associated Capital RSAs are the same as the terms of the pre-spin-off GAMCO RSAs. The purpose of the issuance was to ensure that any employee who had GAMCO RSAs was granted an equal number of AC RSAs so that the total value of the RSAs post-spin-off was equivalent to the total value pre-spin-off. Therefore, on November 30, 2015, pursuant to the spin-off of Associated Capital Group, Inc. (“AC”) from GAMCO, Mr. Marc Gabelli, Mr. Caterina, and Mr. Handwerker, along with certain of the Company’s other employees, received restricted shares of AC Class A Stock as a result of their ownership of their GAMCO unvested restricted stock awards. For all recipients of restricted stock awards of AC pursuant to this one for one distribution on November 30, 2015, under FASB guidance, the total of grant date fair value of the original GAMCO awards is the basis for the expense recognition by the Company and without any bifurcation of the grants attributed to each of the two underlying stocks. To the extent any restricted stock award recipient is a shared employee, the Company would expense only the portion of that expense calculated under FASB guidance which relates to their time spent working for the Company. See the “Outstanding Equity Awards at December 31, 2015” table on page ___ for further information.
(b) Mr. Mario Gabelli received no fixed salary. Refer to footnote (d).
(c) Mr. Mario Gabelli received no bonus.  Refer to footnote (d).
(d)	Mr. Mario Gabelli’s remuneration for the 2015 fiscal year was comprised of the following:

	Incentive Management Fee as CEO and Other of Associated Capital* ($)	Portfolio Manager and Other Variable Remuneration ($)	Perquisites ($)	Total Remuneration ($)
2015
* As described in the Employment Agreements section herein.

The amount set forth under the heading “Incentive Management Fee as CEO and Other of Associated Capital” consists of the amount earned by Mr. Mario Gabelli in the month of December 2015 (post-spin).  He did not earn an incentive management fee for the 11 months ended November 30, 2015. The amount set forth under the heading “Portfolio Manager and Other Variable Remuneration” consists of fees Mr. Mario Gabelli earned for acting as portfolio and relationship manager of investment partnerships.
(e)	The amount shown in the table reflects the total compensation amount for Mr. Marc Gabelli allocated to Associated Capital for the fiscal year ended December 31, 2015. For the period prior to November 30, 2015, none of Mr. Marc Gabelli’s compensation was allocated to Associated Capital from GAMCO. From December 1, 2015 until December 31, 2015, Mr. Marc Gabelli earned $________ in connection with his service as a named executive of Associated Capital. The table does not reflect any compensation earned in connection with any service to GAMCO and may not be reflective of compensation amounts payable by Associated Capital to the named executive in 2016. In addition, GAMCO leases an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as their and our headquarters (the “Building”) from M4E, LLC, (“M4E”), an entity that is owned by family members of Mr. Gabelli, including Mr. Marc Gabelli. The allocated cost of a portion of the space that is occupied by AC employees is an expense of AC both on the carve-out financials of Associated Capital Group, Inc. in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and as allocated to Associated Capital Group, Inc. pursuant to the transition services agreement for the month of December 2015. As a member of M4E, Mr. Marc Gabelli is entitled to receive his pro-rata share of payments received by M4E under the lease. The table does not reflect any allocated compensation attributable to Mr. Marc Gabelli’s ownership of a portion of M4E. See “Certain Relationships and Related Transactions” on page __ of this proxy statement for further details.
(f)	Mr. Caterina resigned as our Chief Financial Officer on December 6, 2015. The amount shown in the table reflects the total amount for Mr. Caterina allocated to Associated Capital for the fiscal year ended December 31, 2015. For the period prior to November 30, 2015, $______ of Mr. Caterina’s compensation was allocated to Associated Capital from GAMCO. From December 1, 2015 until December 6, 2015, Mr.Caterina earned $______ in connection with his service as a named executive of Associated Capital. The table does not reflect any compensation earned in connection with any service to GAMCO.
(g)
Mr. Dennis joined Associated Capital on December 7, 2015 as our Executive Vice President and Chief Financial Officer.  The amount shown in the table represents the total compensation earned by Mr. Dennis in connection with his service as a named executive of Associated Capital.  The amount in the table may not be reflective of compensation amounts payable to the named executive in 2016.

(h)	The amount shown in the table reflects the total compensation amount for Mr. Handwerker allocated to Associated Capital for the fiscal year ended December 31, 2015. For the period prior to November 30, 2015, $_______ of Mr. Handwerker’s compensation was allocated to Associated Capital from GAMCO. From December 1, 2015 until December 31, 2015, Mr. Handwerker earned $_______ in connection with his service as a named executive of Associated Capital. The table does not reflect any compensation earned in connection with any service to GAMCO and may not be reflective of compensation amounts payable by Associated Capital to the named executive in 2016. Mr. Handwerker’s all other compensation in 2015 represents a payment in lieu of health insurance.

Employment Agreements.  Mr. Mario J. Gabelli is currently the only named executive who has an employment agreement with the Company.
Mario J. Gabelli. On November 30, 2015, Mr. Gabelli entered into the Employment Agreement with the Company, which was approved by the Company’s shareholders on November 12, 2015 and which limits his activities outside of the Company. The Employment Agreement has a three-year initial term with an automatic extension for an additional year on each anniversary of its effective date unless either party gives written notice of termination at least 90 days in advance of the expiration date.  The Employment Agreement provides that Mr. Gabelli may not provide investment management services for compensation other than in his capacity as an officer or employee of AC, GAMCO or Teton Advisors, Inc. (“Teton”) or their respective subsidiaries or affiliates.  During 2015, Mr. Gabelli served as a portfolio manager for Teton and as a portfolio manager for various mutual funds and separately managed accounts managed by subsidiaries of GAMCO.  The Employment Agreement permits Mr. Gabelli to serve as a director or officer of other entities, with or without compensation.
Mr. Gabelli (or, at his option, his designee) receives an incentive-based management fee in the amount of 10% of our aggregate annual pre-tax profits, if any, as computed for financial reporting purposes in accordance with U.S. generally accepted accounting principles (before consideration of this fee) so long as he is providing services to the Company.  Mr. Gabelli will be deemed to be “providing services” to the Company if he is providing any services to the Company, including, without limitation, services as a director, employee, portfolio manager, advisor or consultant.  This incentive-based management fee is subject to the Compensation Committee’s review at least annually for compliance with the terms of the Employment Agreement.  The Employment Agreement may not be amended without the approval of the Compensation Committee and Mr. Gabelli.
Consistent with the practice of GAMCO since its inception in 1977, Mr. Gabelli will also receive a percentage of revenues or net operating contribution, which are substantially derived from managing or overseeing the management of investment companies or partnerships, attracting investors for collective investment funds or partnership investments, attracting and/or managing separate accounts, providing investment banking services or otherwise generating revenues for the Company or its Subsidiaries. Mr. Gabelli will be paid a percentage of the revenues or net operating contribution related to or generated by such business activities, in a manner and at payment rates as agreed to from time to time by Mr. Gabelli and the Company or the affected Subsidiaries, which rates have been and generally will be the same as those received by other professionals in the Company or the affected Subsidiaries performing similar services.  Mr. Gabelli shall be entitled to receive such payments within seventy-five (75) days of the date the Company actually receives the funds related to the business activities from which Mr. Gabelli will receive payment.  Unless and until the Company receives such funds, Mr. Gabelli shall not be entitled to receive payment.
Transitional Administrative and Management Services Agreement
On November 30, 2015, we entered into a Transitional Administrative and Management Services Agreement with GAMCO (the “Transition Services Agreement”) pursuant to which GAMCO will provide Associated Capital with a variety of services and Associated Capital will provide payroll services to GAMCO following the spin-off.  Among the principal services GAMCO will provide to us are:
•	accounting, financial reporting and consolidation services, including the services of a financial and operations principal;
•	treasury services, including, without limitation, insurance and risk management services and administration of benefits;
•	tax planning, tax return preparation, recordkeeping and reporting services;
•	human resources, including but not limited to the sourcing of permanent and temporary employees as needed, recordkeeping, performance reviews and terminations;
•	legal and compliance advice, including the services of an Executive Vice President and General Counsel (Mr. Handwerker);
•	technical/technology consulting; and
•	operations and general administrative assistance, including office space, office equipment and furniture, payroll, procurement, and administrative personnel.

In providing the services pursuant to this agreement, GAMCO may, subject to the prior written consent of Associated Capital, employ consultants and other advisers in addition to utilizing its own employees. Services provided by GAMCO to Associated Capital or by Associated Capital to GAMCO under the Transitional Services Agreement are charged at cost and for the fiscal year ended December 31, 2015 GAMCO paid us approximately $[  ] and we paid $[  ] to GAMCO.

Outstanding Equity Awards at December 31, 2015
The following table summarizes the number of securities underlying outstanding equity awards for the named executives as of December 31, 2015.
	Number of Securities Underlying Unexercised Options at December 31, 2015		Option Exercise	Option Expiration	Number of Unvested Restricted Stock	Market Value of Unvested Restricted Stock Awards
Name	Exercisable (#)	Unexercisable (#)	Price	Date	Awards (a)	($) (b)
Mario J. Gabelli	-0-	-0-	N/A	N/A	_____	______
Marc Gabelli	-0-	-0-	N/A	N/A	_____(c)	______
Kieran Caterina	-0-	-0-	N/A	N/A	_____(d)	______
Patrick Dennis	-0-	-0-	N/A	N/A	_____	______
Kevin Handwerker	-0-	-0-	N/A	N/A	___(e)	_____
     (a)   There were no stock awards granted to named executives during 2015.  However, at the time of the spin-off, existing GAMCO equity awards were supplemented by the awarding of Associated Capital equity awards. Specifically, outstanding RSAs relating to GAMCO remain unchanged, with each RSA holder also receiving an equal number of RSAs relating to Associated Capital. The terms of the new Associated Capital RSAs are the same as the terms of the pre-spin-off GAMCO RSAs. The purpose of the issuance was to ensure that any employee who had GAMCO RSAs was granted an equal number of AC RSAs so that the total value of the RSAs post-spin-off was equivalent to the total value pre-spin-off.   Therefore, on November 30, 2015, pursuant to the spin-off of Associated Capital Group, Inc. (“AC”) from GAMCO, Mr. Marc Gabelli, Mr. Caterina, and Mr. Handwerker, along with certain of the Company’s other employees, received restricted shares of AC Class A Stock as a result of their ownership of their GAMCO unvested restricted stock awards.  For all recipients of restricted stock awards of AC pursuant to this one for one distribution on November 30, 2015, under FASB guidance, the total of grant date fair value of the original GAMCO awards is the basis for the expense recognition by the Company and without any bifurcation of the grants attributed to each of the two underlying stocks.  To the extent any restricted stock award recipient is a shared employee, the Company would expense only the portion of that expense calculated under FASB guidance which relates to their time spent working for the Company.
(b) The market value of the outstanding unvested AC restricted stock awards on the above table is determined with reference to the $30.50 per share closing price of AC’s Class A Stock on December 31, 2015 and is reflective of the transfer of value of that portion of the Company that was distributed to, and ascribed to the value of the stock of, AC.  To reflect the full value as of December 31, 2015 of the awards that the named executive officers hold of both companies, the following notes to the above table include disclosure of the additional value attributable to the market value of the outstanding unvested stock awards of GAMCO’s Class A stock and is determined with reference to the $31.04 per share closing price of GAMCO’s Class A Stock on December 31, 2015.
(c)  Mr. Marc Gabelli received _______ restricted stock awards of AC pursuant to the entitlements of his GAMCO awards on the date of the spin discussed in (a) above.  His GAMCO awards have an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant of January 15, 2015 and with a grant date fair value of $87.99 per share, equal to the close of the Company’s Class A Stock on the day preceding the effective grant date.   Please see (a) above for discussion of why the grant date and the grant date fair value carry over from the original GAMCO award. Mr. Marc Gabelli’s restricted stock awards will vest on August 6, 2016 as to 30% of _____ shares, annually on August 6th of each of 2017 to 2023 as to 10% each of _____ shares, on November 27, 2016 as to 30% of _____ shares, on November 27, 2018 as to 70% of _____ shares, on September 15, 2017 as to 30% of _____ shares, and annually on September 15th of each of 2018 to 2024 as to 10% each of _____ shares, in accordance with the terms of his restricted stock award agreements. As discussed in (b) above, the value of the AC restricted stock awards in the above table is reflective of the transfer of value of that portion of the Company that was distributed to, and ascribed to the value of the stock of, AC.  To reflect the full value as of December 31, 2015 of the awards that Mr. Marc Gabelli holds of both companies, one needs to add the value of the AC restricted stock awards at December 31, 2015 shown in the above table to the value of the ______ unvested stock awards of GAMCO’s Class A stock which he held on that date.  The market value of his GAMCO unvested stock awards on December 31, 2015 was $_______ which is determined with reference to the $31.04 per share closing price of GAMCO’s Class A Stock on that day.  Therefore the total market value of his GAMCO and AC unvested stock awards on December 31, 2015 was $______.

(d)  Mr. Caterina received _____ restricted stock awards of AC pursuant to the entitlements of his GAMCO awards on the date of the spin discussed in (a) above.  He received ______ of his GAMCO awards on August 6, 2013 and with a grant date fair value of $57.86 per share, _____ of his GAMCO awards on September 15, 2014 and with a grant date fair value of $73.41 per share, and _____ of his GAMCO awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share.  As with all GAMCO restricted stock awards, fair value equaled the closing price of the GAMCO’s Class A Stock on the day preceding the effective grant date.    Please see (a) above for discussion of why the grant date and the grant date fair value carry over from the original GAMCO award. Mr. Caterina’s restricted stock awards will vest on August 6, 2016 as to 30% of _____ shares, annually on August 6th of each of 2017 to 2023 as to 10% each of _____ shares, on September 15, 2017 as to 30% of _____ shares, annually on September 15th of each of 2018 to 2024 as to 10% each of _____ shares, on January 15, 2018 as to 30% of _____ shares, and on January 15, 2020 as to 70% of _____ shares, in accordance with the terms of her restricted stock award agreements. As discussed in note (a), the value of the GAMCO restricted stock awards in the above table is reflective of the transfer of value of that portion of the Company that was distributed to, and ascribed to the value of the stock of, AC.  To reflect the full value as of December 31, 2015 of the awards that Mr. Caterina holds of both companies, one needs to add the value of the AC restricted stock awards at December 31, 2015 shown in the above table to the value of the _____ unvested stock awards of GAMCO’s Class A stock which he held on that date.  The market value of his GAMCO unvested stock awards on December 31, 2015 was $______ which is determined with reference to the $31.04 per share closing price of GAMCO’s Class A Stock on that day.  Therefore the total market value of his GAMCO and AC unvested stock awards on December 31, 2015 was $______.
(e)  Mr. Handwerker received _____ restricted stock awards of AC pursuant to the entitlements of his GAMCO awards on the date of the spin discussed in (a) above.  He received these GAMCO awards on September 15, 2014 and with a grant date fair value of $73.41 per share.  As with all GAMCO restricted stock awards, fair value equaled the closing price of the GAMCO’s Class A Stock on the day preceding the effective grant date.    Please see (a) above for discussion of why the grant date and the grant date fair value carry over from the original GAMCO award. Mr. Handwerker’s restricted stock awards will vest on September 15, 2017 as to 30% of _____ shares, and annually on September 15th of each of 2018 to 2024 as to 10% each of _____ shares, in accordance with the terms of his restricted stock award agreements. As discussed in note (a), the value of the GAMCO restricted stock awards in the above table is reflective of the transfer of value of that portion of the Company that was distributed to, and ascribed to the value of the stock of, AC.  To reflect the full value as of December 31, 2015 of the awards that Mr. Handwerker holds of both companies, one needs to add the value of the AC restricted stock awards at December 31, 2015 shown in the above table to the value of the _____ unvested stock awards of GAMCO’s Class A stock which he held on that date.  The market value of his GAMCO unvested stock awards on December 31, 2015 was $_____ which is determined with reference to the $31.04 per share closing price of GAMCO’s Class A Stock on that day.  Therefore the total market value of his GAMCO and AC unvested stock awards on December 31, 2015 was $______.

Potential Payments upon Termination of Employment or Change-of-Control.
Upon a change-of-control of the Company, all RSAs held by the named executives (if still employed by the Company at such time) automatically vest, and the accumulated but unpaid dividends associated with these RSAs would become immediately payable.

CERTAIN OWNERSHIP OF OUR STOCK
The following table sets forth, as of March 1, 2016, certain information with respect to all persons known to us who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, nominees, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.
Name of Beneficial Owner*	Title of Class	Number of Shares		Number of Shares Acquirable within 60 days(1)	Percent of Class (%)
5% or More Shareholders
Frederick J. Mancheski	Class A	1,705,974	(2)	-0-	27.46
BlackRock, Inc.	Class A	340,186	(3)	-0-	5.48
E.S. Barr & Company	Class A	459,839	(4)	-0-	7.40
The Vanguard Group……………………………………….	Class A	365,526	(5)	-0-	5.88

Directors and Executive Officers
Mario J. Gabelli……………………………………………….	Class A	10,000	(6)	-0-	**
	Class B	18,927,036	(7)	-0-	98.59
Marc Gabelli……………………………………………….	Class A	20,766		-0-	**
	Class B	3,018		-0-	**
Kieran Caterina……………………………………………….	Class A	8,380		-0-	**
Patrick Dennis……………………………………………….	Class A	-0-		-0-	**
Kevin Handwerker……………………………………………	Class A	1,000		-0-	**
Richard L. Bready…………………………………………..	Class A	-0-		-0-	**
Daniel R. Lee………………………………………………..	Class A	-0-		-0-	**
Bruce M. Lisman……………………………………………	Class A	5,000		-0-
Salvatore F. Sodano…………………………………………	Class A	-0-		-0-

All Directors & Executive Officers as a Group (9 persons)	Class A	45,146		-0-	**
	Class B	18,930,054		-0-	98.61

(*)	The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: Frederick J. Mancheski, 1060 Vegas Valley Drive, Las Vegas, Nevada 89109; BlackRock, Inc. 55 East 52nd Street, New York, NY 10055; E.S. Barr & Company, 1999 Richmond Road, Suite 1B, Lexington, KY 40502 and Mario J. Gabelli, GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580.
(**)	Represents beneficial ownership of less than 1%.

(1)	Reflects stock options which are currently exercisable or exercisable within 60 days of March 1, 2016.
(2)
As reported in the Schedule 13D filed with the SEC by Frederick J. Mancheski on November 30, 2015. Mr. Mancheski, together with his affiliates, Mancheski LLC and Frederick J. Mancheski 2009 Irrevocable Trust, beneficially owns 1,705,974 shares of Class A Stock.  Mr. Mancheski’s ownership of GAMCO stock entitled him to receive in connection with the spin-off, AC stock on a one-for-for one basis. Pursuant to an Exchange and Standstill Agreement between GAMCO and Mr. Mancheski, dated May 31, 2006, Mr. Mancheski agreed, among other things, (i) not to solicit proxies in opposition to Company management; (ii) not to attempt to exercise any control over management or the Company; (iii) to vote his shares in favor of the nominees and positions advocated by the Board; (iv) subject to certain exceptions, not to acquire any additional shares of the Company or seek to acquire the Company; (v) not to become part of a “group” with any other persons; (vi) not to initiate, propose or submit one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal; (vii) not to seek to call, or to request the call of, a special meeting of the Company’s shareholders, or make a request for a list of the Company’s shareholders; (viii) not to deposit any Class A Stock or other Voting Securities (as defined in the Exchange and Standstill Agreement) in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof; and (ix) not to commence, encourage, or support any derivative action in the name of the Company or any class action against the Company or any of its officers or directors, each for a period of ten years.

(3)	As reported in the Schedule 13G that was filed with the SEC by BlackRock, Inc. on January 28, 2016.
(4)
As reported in the Schedule 13G that was filed with the SEC by E.S. Barr & Company on February 16, 2016. E.S. Barr & Company beneficially owns 456,739 shares, Edward S. Barr beneficially owns 459,839 shares (6.06% of the shares) which includes 3,100 shares he holds individually (or through retirement accounts for his benefit), and E.S. Barr Holdings, LLC beneficially owns 456,739 shares.

(5)
As reported in the Schedule 13G that was filed with the SEC by The Vanguard Group on February 10, 2016. The Vanguard Group beneficially owns 351,874 shares, Vanguard Fiduciary Trust Company beneficially owns 13,252 shares and Vanguard Investments Australia, Ltd beneficially owns 400 shares.

(6)	These shares are held by GGCP. Mr. Gabelli has voting and dispositive control of these shares.
(7)
Of this amount, 503,295 are owned directly by Mr. Gabelli and 18,423,741 of these shares are owned by GGCP via Holdings.  Mr. Gabelli may be deemed to have beneficial ownership of the Class B Stock held by Holdings on the basis of (i) his position as the Chief Executive Officer of, a director of, and the controlling shareholder of GGCP which is the manager and the majority member of Holdings, and (ii) a certain profit interest in Holdings.  Mr. Gabelli disclaims beneficial ownership of the shares owned by Holdings except to the extent of his pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of filings made under Section 16(a) of the Securities Exchange Act of 1934, we believe that our directors and executive officers and our shareholders who own 10% or more of our Class A Stock or Class B Stock have complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934 to report ownership, and transactions which change ownership, on time for 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
As of March 1, 2016, GGCP, through Holdings, owns a majority of Associated Capital’s Class B Stock and 10,000 shares of Associated Capital’s Class A Stock, together representing approximately 93.0% of the combined voting power and approximately 72.5% of the outstanding shares of Associated Capital common stock. Mario J. Gabelli serves as the Chief Executive Officer, a director and is the controlling shareholder of GGCP. Marc Gabelli (a son of Mario J. Gabelli and a member of the Associated Capital Board), is President of GGCP. Various other family members of Mario J. Gabelli are shareholders of GGCP, including Marc Gabelli. Mario J. Gabelli is also the Executive Chairman and Chief Executive Officer of Associated Capital.

GSI, a subsidiary of AC, owns 4,393,055 million shares of GAMCO’s Class A Stock, representing approximately 2% of the combined voting power and 15% of the outstanding shares of GAMCO’s common stock at December 31, 2015. GAMCO has historically performed many corporate functions for Associated Capital.
In connection with the spin-off, Associated Capital has entered into certain other agreements with GAMCO to define Associated Capital’s ongoing relationship with GAMCO after the spin-off. These other agreements define responsibility for obligations arising before and after the distribution date, including obligations relating to Associated Capital’s employees, certain transitional services and taxes and are summarized below.
Separation and Distribution Agreement
On November 30, 2015, we entered into a Separation and Distribution Agreement with GAMCO (the “Separation Agreement”), which contains the key provisions relating to the separation of our business from that of GAMCO and the distribution of the Associated Capital common stock. The Separation Agreement identified the assets transferred, liabilities assumed and contracts assigned to us by GAMCO and by us to GAMCO in the spin-off and describes when and how these transfers, assumptions and assignments occurred. The Separation Agreement also includes procedures by which GAMCO and Associated Capital became separate and independent companies. The Separation Agreement also provides that, as of November 30, 2015, each party released the other party and their respective affiliates and their directors, officers, employees and agents from all claims, demands and liabilities, in law and in equity, against such other party, which such releasing party has or may have had relating to events, circumstances or actions taken by such other party prior to the distribution. This release does not apply to claims arising from the Separation Agreement.

Indemnification
GAMCO has agreed to indemnify Associated Capital and its directors, officers, employees, agents and affiliates (collectively, ‘‘Associated Capital indemnitees’’) against all losses, liabilities and damages incurred or suffered by any of the Associated Capital indemnitees arising out of:
• GAMCO’s business;
• the failure or alleged failure of GAMCO or any of its subsidiaries to pay, perform or otherwise discharge in due course any of GAMCO  liabilities;
• a breach by GAMCO of any of its obligations under the Separation Agreement;  and
• any untrue statement or alleged untrue statement of a material fact: (i) contained in any document filed with the SEC by GAMCO pursuant to any securities rule, regulation or  law, (ii) otherwise disclosed by GAMCO or its subsidiaries to investors or potential investors in GAMCO or its subsidiaries or (iii) furnished to any Associated Capital indemnitee by GAMCO or any of its subsidiaries for inclusion in any public disclosures to be made by any Associated Capital indemnitee; or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) a material fact necessary to make the statements not misleading. The indemnity described in this paragraph is available only to the extent that Associated Capital losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied after the spin-off by Associated Capital or its agents.
Similarly, Associated Capital has agreed to indemnify GAMCO and its directors, officers, employees, agents and affiliates (collectively, ‘‘GAMCO indemnitees’’) against all losses, liabilities and damages incurred or suffered by any of the GAMCO indemnitees arising out of:
• Associated Capital’s business;
• the failure or alleged failure of Associated Capital or any of its subsidiaries to pay, perform or otherwise discharge in due course any of Associated Capital liabilities;
• a breach by Associated Capital of any of its obligations under the Separation Agreement; and
• any untrue statement or alleged untrue statement of a material fact: (i) contained in any document filed with the SEC by Associated Capital following the distribution pursuant to any securities rule, regulation or law, (ii) otherwise disclosed following the distribution by Associated Capital or its subsidiaries to investors or potential investors in Associated Capital or its subsidiaries or (iii) furnished to any GAMCO indemnitee by Associated Capital or any of its subsidiaries for inclusion in any public disclosures to be made by any GAMCO indemnitee; or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) a material fact necessary to make the statements not misleading. The indemnity described in this paragraph is available only to the extent that GAMCO losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied by GAMCO or its agents.
Transitional Administrative and Management Services Agreement
On November 30, 2015, we entered into a Transitional Administrative and Management Services Agreement with GAMCO (the “Transition Services Agreement”) pursuant to which GAMCO will provide Associated Capital with a variety of services and Associated Capital will provide payroll services to GAMCO following the spin-off.  Among the principal services GAMCO will provide to us are:
•	accounting, financial reporting and consolidation services, including the services of a financial and operations principal;
•	treasury services, including, without limitation, insurance and risk management services and administration of benefits;
• tax planning, tax return preparation, recordkeeping and reporting   services;
•      human resources, including but not limited to the sourcing of permanent and temporary employees as needed, recordkeeping, performance reviews and  terminations;
• legal and compliance advice, including the services of a Chief Compliance Officer;
• technical/technology consulting; and
•       operations and general administrative assistance, including office space, office equipment and furniture, payroll, procurement, and administrative  personnel.

In providing the services pursuant to this agreement, GAMCO may, subject to the prior written consent of Associated Capital, employ consultants and other advisers in addition to utilizing its own employees. Services provided by GAMCO to Associated Capital or by Associated Capital to GAMCO under the Transitional Services Agreement are charged at cost and for the fiscal year ended December 31, 2015 GAMCO paid us approximately $[  ], and we paid $[  ] to GAMCO. Associated Capital currently pays GAMCO an occupancy charge based on headcount with respect to the office space it uses at GAMCO’s offices.  Associated Capital’s usage of such property is covered under the Transitional Services Agreement with GAMCO.
The Transitional Services Agreement has a term of twelve months, and may be extended in whole or in part by agreement of the parties. The Transitional Services Agreement is terminable by either party on 30 days’ prior written notice to the other party.
        Tax Indemnity and Sharing Agreement
On November 30, 2015 we entered into a Tax Indemnity and Sharing Agreement with GAMCO that provides for certain agreements and covenants related to tax matters involving GAMCO and us. This agreement covers time periods before and after the distribution. Among the matters to be addressed in the agreement are filing of tax returns, retention and sharing of books and records, cooperation in tax matters, control of possible tax audits and contests and tax indemnities. The agreement also provides for limitations on certain corporate transactions that could affect the qualification of the spin-off as tax free under the Code.
GAMCO Note
On November 30, 2015, GAMCO issued a note to Associated Capital (the “GAMCO Note”).  The GAMCO Note is a $250 million, 4.0%, five-year note with interest payable annually. Interest on the GAMCO Note is payable in cash, or PIK, at GAMCO’s option. The original $250 million principal will be paid off ratably over five years with any additional principal amount resulting from PIK interest being due five years from its issuance date. No interest on the GAMCO Note, including any additional principal resulting from PIK interest, may be paid via PIK with respect to any year after the fourth year from the issuance of the GAMCO Note.  As of December 31, 2015, $250 million aggregate principal amount was outstanding under the GAMCO Note.  For the fiscal year ended December 31, 2015, the Company accrued interest income of $833,333 on the GAMCO Note.
 Service Mark and Name License Agreement
On November 30, 2015 we entered into the Service Mark and Name License Agreement with GAMCO pursuant to which we have certain  rights to use the ‘‘Gabelli’’ name and the ‘‘GAMCO’’ name.
Other Related Party Transactions
Effective January 1, 2014, GAMCO and certain of its subsidiaries each entered into a research services agreement with G.research, LLC (“G.research”) a wholly-owned subsidiary of GSI, pursuant to which G.research provides them with the same types of research services that it provides to its other clients.  In 2015, GAMCO and its subsidiaries paid G.research $1,530,000 under this agreement.
As mentioned earlier in this section, GSI, a majority-owned subsidiary of AC, owns 4,393,055 million shares of GAMCO’s Class A Stock. On November 27, 2015, GSI purchased from GAMCO 4,393,055 shares of GAMCO class A common stock at a price of $34.1448 per share, based on the average of the volume weighted average price for GAMCO class A stock on an “ex-Distribution” basis from November 9, 2015 through and including November 27, 2015.  GSI paid for the purchase by issuing a note to GAMCO in the principal amount of $150.0 million (the “GSI Note”).  The GSI Note was then contributed by GAMCO to AC and GSI became a majority-owned subsidiary of AC on November 30, 2015 in connection with the completion of the Spin-off.    For the period from November 27 to November 30, 2015, GSI paid to GAMCO interest of $65,753 on this note.

Associated Capital invests a substantial amount of its cash equivalents in a money market mutual fund managed by Gabelli Funds, LLC, which is owned 100% by GAMCO. Associated Capital had $205.7 million in these money market funds at December 31, 2015 and earned $27,388 for the year ended December 31, 2015.

Associated Capital’s investments in affiliated equity mutual funds (“Funds”), which are advised by Gabelli Funds, LLC and Teton Advisors, Inc., which is majority-owned by GGCP Holdings, LLC, which is also the majority stockholder of GAMCO, at December 31, 2015 totaled $119.8 million. Dividend income earned from the Funds, excluding the money market mutual fund, was $[  ] million for the year ended December 31, 2015.
On June 30, 2015, G.research LLC (“G.research”) was formed as a single member LLC of Distributors Holdings, Inc. (“DHI”), a 100% subsidiary of Gabelli Securities, Inc. (“GSI”) to transfer the distribution assets of G.research, Inc. (a majority-owned subsidiary of GSI) through a series of steps to G.distributors, LLC (a subsidiary of GAMCO Asset Management, Inc. which is a wholly-owned subsidiary of GAMCO).  On July 1, 2015, G.research, Inc. was merged into G.research.  As a result of the merger, a deferred tax liability of $1,937,670 was transferred to G.research’s sole member, DHI, resulting in a capital contribution to G.research. The distribution assets were then transferred from G.research to DHI for their fair value of $234,000, also resulting in a capital contribution to G.research. DHI transferred G.research to GSI resulting in a deferred tax asset of $88,227 (tax effect of the transferred distribution assets of $234,000) to be recorded on DHI’s books and a deferred tax liability of $88,227 to be recorded on the books of G.research.  GSI transferred DHI to GAMCO Asset Management Inc. GAMCO Asset Management Inc. subsequently transferred its 100%-owned subsidiary, G.distributors LLC, to DHI.  DHI then transferred the distribution assets to G.distributors, LLC.
Pursuant to an agreement between Gabelli Securities, Inc. (a majority-owned subsidiary of Associated Capital after the spin-off) and Gabelli Funds, LLC, (a wholly-owned subsidiary of GAMCO), Gabelli Funds, LLC pays to GSI 90% of the net revenues received by Funds related to being the advisor to the SICAV.  Net revenues is defined as gross advisory fees less expenses related to payouts and expenses of the SICAV paid by Gabelli Funds, LLC.  The amount paid by Gabelli Funds, LLC to GSI for 2015 is $1,007,164 and is included in management fees on the consolidated statements of operations.
As general partner or co-general partner of various affiliated limited partnerships, Gabelli Securities, Inc. receives a management fee based on a percentage of each partnership’s net assets and a 20% incentive allocation based on economic profits.
Associated Capital is charged or incurs certain overhead expenses that are also attributable to other affiliates. These overhead expenses are allocated to Associated Capital by GAMCO, if general and administrative related, and by GSI to other affiliates, if payroll or expense reimbursement related, as the expenses are incurred, based upon methodologies periodically reviewed by the management of Associated Capital and the affiliates for reasonableness. The methodologies of the allocation are based on usage of shared services, whether personnel, administrative or other. Each service is analyzed by management as to the users of the service and is allocated in proportion to that usage at the cost of the particular service.
 Gabelli Securities, Inc. (“GSI”), a majority-owned subsidiary of Associated Capital after the spin-off, previously owed GAMCO a demand loan of $16 million bearing interest at 5.5% annually.  On December 28, 2015, GSI repaid the demand loan in full plus accrued and unpaid interest.  The interest paid by GSI to GAMCO during 2015 was $870,538.

Associated Capital had an aggregate investment in affiliated partnerships and offshore funds of approximately $89.3 million at December 31, 2015.
Gabelli Securities International Limited (“GS International”) was formed in 1994 to provide management and investment advisory services to offshore funds and accounts.  Marc Gabelli, a director and the President of Associated Capital, owns 55% of GS International, and GSI, a majority-owned subsidiary of Associated Capital, owns the remaining 45%.  In 1994, Gabelli International Gold Fund Limited (“GIGFL”), an offshore investment company investing primarily in securities of issuers with gold-related activities, was formed and GS International entered into an agreement to provide management services to GIGFL.  GSI in turn entered into an agreement with GS International to provide investment advisory services to GIGFL in return for receiving all investment advisory fees paid by GIGFL.  Pursuant to such agreement, GSI earned investment advisory fees of $3,295 and no incentive fees for 2015.  As of December 31, 2015, there was $7,904 payable to GIGFL

In April 1999, Gabelli Global Partners, Ltd. (“GGP Ltd.”), an offshore investment fund, was incorporated.  GS International and Gemini Capital Management, LLC (“Gemini”), an entity owned by Marc Gabelli, a director and the President of Associated Capital, were engaged by GGP Ltd. as investment  advisors as of July 1, 1999.  GGP Ltd. paid all of the advisory fees for 2015 in the amount of $56,708 to GS International.  There were no incentive fees earned in 2015.

In April 1999, GSI formed Gabelli Global Partners, L.P., an investment limited partnership for which GSI and Gemini are the general partners. In March 2002, Gabelli Global Partners, L.P. changed its name to Gemini Global Partners, L.P. Gemini and GSI each received half of the advisory fee paid by the partnership to the general partners in the amount of $70,345 for 2015.  There were no incentive fees earned in 2015.  As of December 31, 2015, there was an amount of $168,311 receivable from Gemini Global Partners, L.P.

   Mario J. Gabelli and GSI serve as co-general partners of Gabelli Associates Fund, LP (‘‘GAF’’). Mario J. Gabelli receives compensation through an incentive allocation directly from GAF. In 2015, Mario J. Gabelli earned $_______ in incentive fees from GAF, of which he allocated $______ to other professional staff, and his net compensation was $______.
As required by our Code of Ethics, our staff members are required to maintain their brokerage accounts at G.research unless they receive permission to maintain an outside account. G.research offers all of these staff members the opportunity to engage in brokerage transactions at discounted rates.  Accordingly, many of our staff members, including the executive officers or entities controlled by them, have brokerage accounts at G.research and have engaged in securities transactions through it at discounted rates.
In connection with his Employment Agreement, Mario J. Gabelli has entered into a service restrictive covenant according to which Mr. Gabelli shall not provide investment management services for compensation other than in his capacity as an officer or employee of Associated Capital or GAMCO or their affiliates except as to certain funds which were in existence at the time of the GAMCO initial public offering and which are subject to performance fee arrangements (collectively ‘‘Permissible Accounts’’). The Permissible Accounts may include new investors, provided that all of the performance fees, less expenses, earned on assets attributable to these investors (‘‘Post-IPO AUM’’) are paid to Associated Capital. Post-IPO AUM in Permissible Accounts totaled $134.7 million as of December 31, 2015. There were no performance fees earned on Post-IPO AUM year ended December 31, 2015.
Associated Capital’s majority-owned subsidiary, GSI, incurs expenses for certain professional and administrative services, and purchases services from third party providers, such as payroll, transportation, insurance and public relations services, on behalf of GGCP.  GGCP reimburses us for these expenses.  GGCP also incurs expenses for certain professional and administrative services on behalf of GSI, and we reimburse GGCP for these expenses.  The net amount reimbursable from GGCP to us for such expenses for 2015 was approximately $77,546 ($73,039 of which was allocated to the carve-out financials of Associated Capital in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and $4,507 relating to the month of December 2015 (post-spin)).  At December 31, 2015, $51,042 was owed to GSI by GGCP which was paid in full on March 16, 2016.
Certain directors and executive officers have immediate family members who are employed by us, our subsidiaries, and certain related entities. The base salaries and bonuses of each of these immediate family members are established in accordance with our compensation practices applicable generally to staff members with equivalent qualifications and responsibilities and holding similar positions. None of the directors or executive officers has a material interest in any of these employment relationships of their immediate family members, and all of the immediate family members of our directors mentioned below are financially independent adult children. None of the immediate family members mentioned below is an executive officer with us.
At the time of the spin-off, existing GAMCO equity awards were supplemented by the awarding of Associated Capital equity awards. Specifically, outstanding RSAs relating to GAMCO remain unchanged, with each RSA holder also receiving an equal number of RSAs relating to Associated Capital. The terms of the new Associated Capital RSAs are the same as the terms of the pre-spin-off GAMCO RSAs. The purpose of the issuance was to ensure that any employee who had GAMCO RSAs was granted an equal number of AC RSAs so that the total value of the RSAs post-spin-off was equivalent to the total value pre-spin-off. For all recipients of restricted stock awards of AC pursuant to this one for one distribution on November 30, 2015, including the related parties described below, under FASB guidance, the total of grant date fair value of the original GAMCO awards is the basis for the expense recognition by the Company and without any bifurcation of the grants attributed to each of the two underlying stocks.  To the extent any restricted stock award recipient is a shared employee, the Company would expense only the portion of that expense calculated under FASB guidance which relates to their time spent working for the Company.  Therefore, the grants described below for each of these related parties relate to grants they received from Associated Capital but reflect grant dates and grant date fair values that relate to GAMCO awards pre-spin.
A daughter of Mr. Avansino, one of GAMCO’s directors who is affiliated with Associated Capital through its common ownership with GAMCO by GGCP, is employed by a subsidiary in a sales and marketing role and earned in 2015 incentive-based variable compensation based on revenues generated by certain relationships (“Variable Compensation”) of $______ plus usual and customary benefits. She also received Associated Capital restricted stock awards as discussed above which were based one-for-one on the following GAMCO awards she had received prior to the spin.  She received _____ restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share and ___ restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share.  As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  The $______ total compensation that she earned in 2015 included an amount of $______ that was allocated to the carve-out financials of Associated Capital in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and an amount of $______ of variable compensation that she earned from Associated Capital for the month of December 2015 (post-spin).  These amounts do not reflect any compensation she earned in connection with any service to GAMCO.

A sister-in-law of Mr. Jamieson, GAMCO’s President and Chief Operating Officer who performs services through the Transitional Services Agreement for Associated Capital, is employed by one of our subsidiaries in a marketing role and earned in 2015 a base salary of $______, a bonus of $______, and $_____ in Variable Compensation plus usual and customary benefits. She also received Associated Capital restricted stock awards as discussed above which were based one-for-one on the following GAMCO awards she had received prior to the spin.  She received ___ restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, ___ restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, and ___ restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date. The November 27, 2013 grant was fully vested, and the remaining unvested portion was recognized as expense for financial statement purposes, on October 19, 2015 when the Board of Directors accelerated the lapsing of restrictions on this grant for all holders of these awards.  Total compensation expense of $_____ was recognized by the Company for all of her awards for financial statement reporting purposes for the fiscal year ended December 31, 2015 calculated in accordance with FASB guidance. The $______ total compensation that she earned in 2015 included an amount of $______ that was allocated to the carve-out financials of Associated Capital in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and an amount of $______ that she earned from Associated Capital for the month of December 2015 (post-spin).  These amounts do not reflect any compensation she earned in connection with any service to GAMCO.
A son of our Executive Chairman, who has been employed by one of our subsidiaries since 1998, earned in 2015 no base salary and $______ in Variable Compensation plus usual and customary benefits. In August 2006, he was given responsibility for managing a proprietary investment account on which he would be paid, on an annual basis, 20% of any net profits earned on the account for the year.  The account was initially funded with approximately $40 million during 2006, and subsequent withdrawals have totaled $40 million from 2009 through 2015.  For 2015, this account was up ____ while performance in prior years was 2.7%, 5.0%, (3.7%), 2.8%, 5.7%, (7.6%), 14.3%, 41.9%, and 1.6% per annum for each of the years 2006 through 2014.  Based on the ____ performance gain in 2015, he earned $______ for managing this account, which is included in his Variable Compensation. He also received Associated Capital restricted stock awards as discussed above which were based one-for-one on the following GAMCO awards he had received prior to the spin.  He received _____ restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, _____ restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, _____ restricted stock awards on September 15, 2014 with a grant date fair value of $73.41 per share, and ___ restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share.  As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  The November 27, 2013 grant was fully vested on October 19, 2015 when the Board of Directors accelerated the lapsing of restrictions on this grant for all holders of these awards.  The $______ total compensation that he earned in 2015 included an amount of $______ that was allocated to the carve-out financials of Associated Capital in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and an amount of $______ that that he earned from Associated Capital for the month of December 2015 (post-spin).  These amounts do not reflect any compensation he earned in connection with any service to GAMCO.
 A son of our Executive Chairman, who is employed by one of our subsidiaries earned in 2015 a base salary of $______, a bonus of $______, and $______ in Variable Compensation plus usual and customary benefits.  He also received Associated Capital restricted stock awards as discussed above which were based one-for-one on the following GAMCO awards he had received prior to the spin. He received ____ restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, _____ restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, _____ restricted stock awards on September 15, 2014 with a grant date fair value of $73.41 per share, and _____ restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date.  The November 27, 2013 grant was fully vested, and the remaining unvested portion was recognized as expense for financial statement purposes, on October 19, 2015 when the Board of Directors accelerated the lapsing of restrictions on this grant for all holders of these awards.  Total compensation expense of $______ was recognized by the Company for all of his awards for financial statement reporting purposes for the fiscal year ended December 31, 2015 calculated in accordance with FASB guidance. The $______ total compensation that he earned in 2015 was comprised of an amount of $_______ that was allocated to the carve-out financials of Associated Capital in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and an amount of $______ that he earned directly from Associated Capital in December 2015 (post-spin).  These amounts do not reflect any compensation he earned in connection with any service to GAMCO.

Mr. Marc Gabelli, a director and President of Associated Capital, is also the son of our Executive Chairman.  See the Compensation of Executive Officers section on pages _____ for details on his compensation.  GAMCO leases an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as their and our headquarters (the “Building”) from M4E, LLC, (“M4E”), an entity that is owned by family members of Mr. Gabelli, including Mr. Marc Gabelli.  The allocated cost of a portion of the space that is occupied by AC employees is an expense of AC both on the carve-out financials of Associated Capital Group, Inc. in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and as allocated to Associated Capital Group, Inc. pursuant to the transition services agreement for the month of December 2015.  As a member of M4E, Mr. Marc Gabelli is entitled to receive his pro-rata share of payments received by M4E under the lease.
Our Executive Chairman’s spouse, who has been employed by a subsidiary of GAMCO in a sales and marketing role since 1984, has been a director of that subsidiary since 1991 and has been his spouse since 2002, earned in 2015 no base salary and $______ in Variable Compensation plus usual and customary benefits.  She also received Associated Capital restricted stock awards as discussed above which were based one-for-one on the following GAMCO awards he had received prior to the spin. She received _____ restricted stock awards on August 6, 2013 with a grant date fair value of $57.86 per share, _____ restricted stock awards on November 27, 2013 with a grant date fair value of $81.55 per share, _____ restricted stock awards on September 15, 2014 with a grant date fair value of $73.41 per share, and _____ restricted stock awards with an effective grant date, under FASB guidance, of December 23, 2014 and a legal grant date of January 15, 2015 with a grant date fair value of $87.99 per share. As with all Company restricted stock awards, fair value equals the closing price of the Company’s Class A Stock on the day preceding the effective grant date. The November 27, 2013 grant was fully vested on October 19, 2015 when the Board of Directors accelerated the lapsing of restrictions on this grant for all holders of these awards.  The $______ total compensation that she earned in 2015 included an amount of $______ that was allocated to the carve-out financials of Associated Capital in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and an amount of $______ that she earned directly from Associated Capital in December 2015 (post-spin).  These amounts do not reflect any compensation she earned in connection with any service to GAMCO.
A daughter-in-law of our Executive Chairman earned $______ in Variable Compensation in 2015 which consisted entirely of an amount of $______ that was allocated to the carve-out financials of Associated Capital in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and an amount of $______ that she earned directly from Associated Capital in December 2015 (post-spin).
A brother of our Executive Chairman earned $_____ in Variable Compensation in 2015 plus usual and customary benefits.  This compensation included an amount of $_____ that was allocated to the carve-out financials of Associated Capital in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and an amount of $_____ that he earned directly from Associated Capital in December 2015 (post-spin).  These amounts do not reflect any compensation he earned in connection with any service to GAMCO.
Ms. Wilson, a director of GAMCO and the daughter of our Executive Chairman, is a member of M4E and entitled, to receive her pro-rata share of payments received by M4E under the lease on the Building. GAMCO leases an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as their and our headquarters (the “Building”) from M4E, LLC, (“M4E”), an entity that is owned by family members of Mr. Gabelli, including Mr. Marc Gabelli.  The allocated cost of a portion of the space that is occupied by AC employees is an expense of AC both on the carve-out financials of Associated Capital Group, Inc. in the pre-spin 2015 period (January 1, 2015 to November 30, 2015) and as allocated to Associated Capital Group, Inc. pursuant to the transition services agreement for the month of December 2015.

REPORT OF THE AUDIT COMMITTEE
Messrs. Salvatore F. Sodano. Richard L. Bready and Bruce M. Lisman, each of whom is an independent director, are the members of the Audit Committee.  In this report, the term “we” refers to the members of the Audit Committee.
The Board has adopted a written charter for the Audit Committee. A copy of that charter can be found on our website at http://www.associated-capital-group.com/ir/Corporate-Governance.aspx. Our job is one of oversight as set forth in our charter. The Company’s management is responsible for preparing its financial statements and for maintaining internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles.
We have reviewed and discussed the Company’s audited 2015 financial statements with management and with Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm.

We have discussed with D&T the matters required to be discussed by Statement on Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”).
We have received from D&T the written statements required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and have discussed with the independent accountant the independent accountant’s independence.
 Based on the review and discussions referred to above, we have recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Salvatore F. Sodano (Chairman)
Richard L. Bready
 Bruce M. Lisman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
 Selection of Deloitte & Touche LLP
Our Audit Committee approved the engagement of Deloitte & Touche, LLP (“D&T”) as the Company’s independent registered public accounting firm for the year-ending December 31, 2016.  D&T was the Company’s independent registered public accounting firm for the year-ending December 31, 2015.  D&T was the independent registered public accounting firm of Gabelli Securities Group, the predecessor of the Company, for fiscal years 2012 through 2014. “Gabelli Securities Group” refers to the carve out business that was spun off from GAMCO effective November 30, 2015.  In deciding to engage D&T, the Audit Committee reviewed auditor independence and existing commercial relationships with D&T and concluded that D&T has no commercial relationship with the Company that would impair its independence.  During the fiscal year ended December 31, 2015 and in the subsequent interim period through March 31, 2016, neither the Company nor anyone acting on its behalf has consulted with D&T on any of the matters or events set forth in Item 304(a)(2) of Regulation S−K.
 A representative of D&T will be present at the 2016 Annual Meeting. The representative will have the opportunity to make a statement and respond to appropriate questions from shareholders.

Deloitte & Touche LLP Fees For 2015
Fees for professional services provided by our independent registered public accounting firm in 2015, in each of the following categories are:
2015
Audit Fees	$--
Audit-Related Fees	$--
Tax Fees	$--
All Other Fees	$--
Audit fees include fees relating to the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q. Audit–related fees for 2015 consist of fees for services provided in connection with the Securities Investor Protection Corporation assessment for one of the Company's registered broker-dealer subsidiaries and for _________________. Tax fees were for assistance with federal tax filings, state sourcing, and foreign tax work. All other fees were for access to online technical research services.
Our audit committee pre-approved all audit, audit-related, tax and other services performed by our independent registered public accounting firm.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING
Qualified shareholders who want to have proposals included in our proxy statement in connection with our 2017 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, must deliver such proposals so that they are received at our principal executive offices at One Corporate Center, Rye, New York 10580 by December 23, 2016 in order to be considered for inclusion in next year’s proxy statement and proxy.  For any shareholder proposal submitted outside Rule 14a-8 of the Exchange Act to be considered timely under our Amended and Restated Bylaws, the Company must receive notice of such proposal, or any nomination of a director by a shareholder, no earlier than January 3, 2017 and no later than February 2, 2017.
OTHER MATTERS
We know of no other matters to be presented at the 2016 Annual Meeting other than the election of directors, the ratification of auditors, to hold an advisory vote on the named executive officer compensation, to hold an advisory vote on the frequency of the advisory vote on the named executive officer compensation and to approve an amendment to the Company’s 2015 Stock Award and Incentive Plan, all as described above. If other matters are properly presented at the 2016 Annual Meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the Company.
We will provide a free copy of our Annual Report on Form 10-K for the year ended December 31, 2015.  Requests should be in writing and addressed to our Secretary at Associated Capital Group, Inc., One Corporate Center, Rye, NY 10580-1422.

ANNEX A

ASSOCIATED CAPITAL GROUP, INC.
 AMENDED AND RESTATED
2015 STOCK AWARD AND INCENTIVE PLAN

1.                                      PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purpose of the Amended and Restated 2015 Stock Award and Incentive Plan of Associated Capital Group, Inc. (the “Plan”) is to afford an incentive to selected employees, directors and independent contractors of Associated Capital Group, Inc. (the “Company”), or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. Pursuant to Section 6 of the Plan, there may be granted stock options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights (either in connection with stock options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents and other stock- or cash-based awards. Awards made under the Plan are intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act and the Plan shall be interpreted in a manner consistent therewith.

2.                                      DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                            “Affiliate” means any entity if, at the time of granting of an Award, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

(b)                            “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c)                             “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)                            “Beneficiary” means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)                             “Board” means the Board of Directors of the Company.

(f)                              A “Change in Control” shall be deemed to have occurred in the event that the Board of Directors of the Company in its sole and absolute discretion determines that a change in control has occurred for the purposes of the Plan.

(g)                             “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)                            “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

(i)                                “Company” means Associated Capital Group, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(j)                               “Dividend Equivalent” means a right, granted to a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(k)                            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(l)                                “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean:

(i)                 the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or

(ii)              if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or

(iii)           if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(m)                        “Grantee” means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(n)                            “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o)                            “NQSO” means any Option that is designated as a nonqualified stock option.

(p)                            “Option” means a right, granted to a Grantee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISO’s may not be granted to independent contractors.

(q)                            “Other Cash-Based Award” means cash awarded under Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(r)                               “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

(s)                              “Plan” means this Associated Capital Group, Inc. 2015 Stock Award and Incentive Plan, as amended from time to time.

(t)                               “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(u)                            “Restricted Stock Unit” means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(v)                            “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(w)                          “Stock” means shares of the Class A common stock, par value $.001 per share, of the Company.

(x)                            “SAR” or “Stock Appreciation Right” means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

(y)                            “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.                                      ADMINISTRATION.

The Plan shall be administered by the Committee.  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted made hereunder.

4.                                      ELIGIBILITY.

Awards may be granted to selected employees, independent contractors and directors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. In no event will an employee, independent contractor or director be granted an Award where the number of shares to be covered by such Award together with all other shares covered by any other Awards to such individual in the same calendar year exceeds 500,000 shares.

5.                                      STOCK SUBJECT TO THE PLAN.

The number of shares of Stock reserved for the grant of Awards under the Plan shall be 2,000,000, subject to adjustment as provided in the next paragraph.  Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan (but in the case of ISOs, only to the extent consistent with the tax rules applicable thereto). Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6.                                      SPECIFIC TERMS OF AWARDS.

(a)         General.  The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)         Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(i)             Type of Award.  The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(ii)          Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid (I) in cash, or (II) at the discretion of the Committee, by an exchange of Stock previously owned by the Grantee, by the withholding of Stock otherwise issuable upon exercise or (III) a combination of thereof, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. 220 or any successor thereof.

(iii)       Term and Exercisability of Options.  The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate (subject to the provisions of Section 7 hereof). An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(iv)      Termination of Employment, Etc.  Unless otherwise determined by the Committee, an Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

(v)         Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

(c)          SARs.  The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(i)             In General.  Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

(ii)          SARs.  An SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of —

(1)         the Fair Market Value of one share of Stock on the date of exercise ;

(2)         over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(d)         Restricted Stock.  The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(i)             Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine (subject to the provisions of Section 7 hereof). Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(ii)          Forfeiture.  Upon termination of employment or termination of the independent contractor relationship during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)       Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(iv)      Dividends.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)          Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(i)             Award and Restrictions.  Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)          Forfeiture.  Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(f)           Stock Awards in Lieu of Cash Awards.  The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

(g)          Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h)         Other Stock- or Cash-Based Awards.  The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

7.                                      CHANGE IN CONTROL.

In the event of a Change in Control, all outstanding Options and SARs not then exercisable shall become fully exercisable, and all outstanding Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award Awards not then fully vested shall become fully vested.

8.                                      GENERAL PROVISIONS.

(a)         Compliance with Local and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(b)         Nontransferability.  Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(c)          No Right to Continued Employment, etc.  Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or independent contractor relationship.

(d)         Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(e)          Amendment and Termination of the Plan.  The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment which requires stockholder approval in order for the Plan to continue to comply with applicable law or stock exchange requirements, to reprice stock options or stock appreciation rights, or to avoid the application of Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(f)           No Rights to Awards; No Stockholder Rights.  No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(g)          Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h)         No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)             Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j)            Effective Date.  The Plan shall take effect upon its approval by the Board, but the Plan (and any grants of Awards made prior to shareholder approval mentioned herein) shall be subject to the approval of the holders of shares of common stock of the Company representing a majority of the votes present or represented at a meeting of the Company’s shareholders, which approval must occur within twelve months of the date the Plan is adopted by the Board. In the absence of such approval, such Awards shall be null and void.

(k)         Claims Limitations Period.  Any Grantee who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Committee.  Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim.  Untimely claims will not be processed and shall be deemed denied.  The Committee, or its designee, will notify the Grantee of its decision in writing as soon as administratively practicable.  Claims not responded to by the Committee in writing within one hundred and twenty (120) days of the date the written claim is delivered to the Committee shall be deemed denied.  The Committee’s decision is final, binding and conclusive on all persons.  No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(l)             No Liability; Indemnification.  None of the Board, any Committee member or any person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to this Plan or any Award.  The Company shall pay or reimburse any member of the Committee, as well as any director, employee, or consultant who in good faith takes action on behalf of this Plan, for all expenses incurred with respect to this Plan, and to the full extent allowable under applicable law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan.  The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

ANNEX B
GUIDELINES FOR DIRECTOR INDEPENDENCE
For a director to be deemed “independent,” the Board shall affirmatively determine that the director has no material relationship with Associated Capital Group, Inc. (together with its consolidated subsidiaries, “Associated Capital”) or its affiliates or any member of the senior management of Associated Capital or his or her affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of Associated Capital’s shareholders.  In making this determination, the Board shall apply the following standards:
• A director who is an employee, or whose immediate family member is an executive officer, of Associated Capital will not be deemed independent until three years after the end of such employment relationship.  Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.
• A director who received, or whose immediate family member received in any twelve month period over the last three years more than $120,000 in direct compensation from Associated Capital will not be deemed independent.  In calculating such compensation, the following will be excluded:
• director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
• compensation received by a director for former service as an interim Chairman or Chief Executive Officer; and
• compensation received by an immediate family member for service as a non-executive officer employee of Associated Capital.
• A director will not be considered independent if:
• the director is a current partner or employee of a firm that is Associated Capital’s internal or external auditor;
• the director has an immediate family member who is a current partner of  Associated Capital’s internal or external auditor;
• the director has an immediate family member who is a current employee of Associated Capital’s internal or external auditor and personally works on Associated Capital’s audit; or
• the director or an immediate family member was within in the last three years a partner or employee of Associated Capital’s internal or external auditor and personally worked on Associated Capital’s audit within that time.
• A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Associated Capital’s current executive officers serve on that company’s compensation committee will not be deemed independent.
•  A director who is, a current employee, or whose immediate family member is an executive officer, of an entity that makes payments to, or receives payments from, Associated Capital for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, will not be deemed independent.
• A director who serves as an executive officer of a tax-exempt entity that receives significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1 million in a single fiscal year, whichever amount is greater) from Associated Capital, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved by the Board and disclosed in Associated Capital’s proxy statement.

For purposes of these Guidelines, the terms:
• “affiliate” means any consolidated subsidiary of Associated Capital and any other company or entity that controls, is controlled by or is under common control with Associated Capital, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and
• “immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.
The Board shall undertake an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director shall be asked to provide the Board with full information regarding the director’s business and other relationships with Associated Capital and its affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.
Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, Associated Capital and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

ASSOCIATED
CAPITAL GROUP

IMPORTANT ANNUAL MEETING INFORMATION 000004

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MR A SAMPLE
DESIGNATION (IF ANY)
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PRELIMINARY COPY, DATED MARCH 22, 2016, SUBJECT TO COMPLETION.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below, FOR Proposals 2, 3 and 4 and EVERY 2 YEARS on Proposal 5.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Richard L. Bready	☐	☐	02 - Marc Gabelli	☐	☐	03 - Mario J. Gabelli	☐	☐
04 - Daniel R. Lee	☐	☐	05 - Bruce M. Lisman	☐	☐	06 - Salvatore F. Sodano	☐	☐

	3 Years	2 Years	1 Year	Abstain
5. Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation.	☐	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2015 are available free of charge on the following websites:
www.associated-capital-group.com/GAB_pdf/SEC/2015Q4
www.associated-capital-group.com/GAB_pdf/SECProxy2015

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Associated Capital Group, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders, May 3, 2016

(See Proxy Statement for discussion of items)

The undersigned hereby appoints Kevin Handwerker and Patrick Dennis, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of Class A and Class B Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2016 Annual Meeting of Shareholders of Associated Capital Group, Inc., or any adjournments or postponements thereof. This proxy hereby revokes any proxies previously submitted by the shareholder with respect to the shares represented by this proxy.

IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AND EVERY TWO YEARS ON PROPOSAL 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign, date and return promptly in the accompanying envelope.